SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

RICHARDSON ELECTRONICS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.

3)	Filing Party:

4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 9, 2007

To the Stockholders of Richardson Electronics, Ltd.

The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 9, 2007 at 3:15 p.m. Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1.	To elect eight directors;

2.	To approve an amendment to the Richardson Electronics, Ltd. Employees 2001 Incentive Compensation Plan to increase the number of shares subject to the Plan by 900,000;

3.	To approve an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 200,000;

4.	To approve an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan to allow employees to purchase the shares at 85% of fair market value as of the last day of the fiscal year;

5.	To approve the Edward J. Richardson Incentive Compensation Plan;

6.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

7.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 14, 2007 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371 or go to the Company’s website at www.rell.com/pdfs/map_directions.pdf.

Regardless of whether you expect to be present at the meeting, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. Returning the enclosed proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors,

EDWARD J. RICHARDSON
Chairman of the Board, Chief Executive Officer and President

LaFox, Illinois

September 14, 2007

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

The Board of Directors of Richardson Electronics, Ltd. (the “Company”) is soliciting your proxy for the annual meeting of stockholders to be held at the Company’s corporate headquarters located at 40W267 Keslinger Road, LaFox, Illinois 60147-0393, on Tuesday, October 9, 2007 at 3:15 p.m. and at any and all adjourned sessions of the annual meeting.

The Company is mailing its annual report for the fiscal year ended June 2, 2007, to stockholders with this notice and proxy statement (including the form of proxy) on or about September 14, 2007.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on August 14, 2007 will be entitled to vote at the annual meeting. The majority of the voting power of shares of the Company’s stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of stock present in person or represented by proxy (including shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for matters presented at the annual meeting. At the close of business on August 14, 2007, the Company had 14,805,234 shares of common stock issued and outstanding and 3,048,258 shares of Class B common stock issued and outstanding. Each share of common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes.

Voting Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of an amendment to the Company’s 2001 Incentive Compensation Plan (the “2001 Plan”), the approval of two amendments to the Company’s 1999 Employee Stock Purchase Plan (the “1999 ESPP”), or the approval of the Edward J. Richardson Incentive Compensation Plan (the “EJR Incentive Plan”).

In order to be elected as a director, nominee for director must receive a plurality of the votes cast at the annual meeting. Approval of the amendment to the 2001 Plan, each of the amendments to the 1999 ESPP, the EJR Incentive Plan and ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2008 fiscal year will each require the affirmative vote of a majority of the voting power of shares of the Company’s stock present or represented by proxy at the annual meeting.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

To ensure that your vote is recorded promptly, please vote as soon as possible. You may vote by completing, signing and mailing the proxy card in the enclosed postage-paid envelope.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees;

•	FOR the amendment to the 2001 Plan;

•	FOR the amendments to the 1999 ESPP;

•	FOR the adoption of the EJR Plan; and

•	FOR the ratification of Ernst & Young LLP as the Company’s registered public accounting firm.

In addition, if you submit a proxy card, the persons named as proxies will have discretionary authority to vote on any other matters presented at the meeting. The Company is not aware of any other matters that are likely to be brought before the meeting.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. If you are a stockholder “of record,” meaning one whose shares are registered in his or her own name, to revoke or change a proxy, you may:

•	submit another properly signed proxy, which bears a later date;

•	deliver a written revocation to the Company’s corporate secretary; or

•	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of the Company’s common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

The Company will bear the expense of soliciting proxies. The Company’s officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

The Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007 may be found on the Internet at our website at www.rell.com or through the electronic data system of the Securities and Exchange Commission, or the SEC, called EDGAR, at www.sec.gov. In addition, the Company will send any stockholder a free copy of our Annual Report on Form 10-K for the fiscal year ended June 2, 2007, as filed with the SEC, except for exhibits, which may be provided at an additional charge.

To receive your copy, please send a written request to the Secretary, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Officers

The following table sets forth the name of each of the Directors, nominees for Director and named executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each Director and nominee and each named executive officer and of all executive officers and Directors as a group. Because Class B Common Stock is convertible into Common Stock, the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

	Common Stock and Class B Common Stock Beneficially Owned As of August 14, 2007
Name	Number of Shares of Common(1)(2)		Percent of Class	Number of Shares of Class B Common(3)		Percent of Class	Percent of Total Voting if Class Voting not Applicable(3)
Directors and Nominees for Election as Director

Edward J. Richardson	3,058,520	(4)	16.71%	3,031,188		99.06%	66.14%

Arnold R. Allen	35,000	(5)	*	11,782	(6)	*	*

Jacques Bouyer	58,250	(7)	*	0		*	*

Scott Hodes	88,424	(8)	*	3,712		*	*

Bruce W. Johnson (9)	4,085	(10)	*	0		*	*

Ad Ketelaars	10,000	(11)	*	0		*	*

John R. Peterson	45,000	(12)	*	0		*	*

Harold L. Purkey	67,000	(13)	*	0		*	*

Samuel Rubinovitz	55,431	(14)	*	825		*	*

Non-Director Named Executive Officers of the Company

David J. DeNeve Former Senior Vice President, Chief Financial Officer and Treasurer	16,403	(15)	*	0		*	*

Wendy Diddell Executive Vice President, Corporate Development	16,653	(16)	*	0		*	*

David J. Gilmartin Former Vice President, General Counsel and Secretary	4,650	(17)	*	0		*	*

Joseph C. Grill Former Senior Vice President, Human Resources	32,849	(18)	*	0		*	*

Gregory J. Peloquin Executive Vice President and General Manager, RF, Wireless & Power Division	54,355	(19)	*	0		*	*

All Executive Officers and Directors as a Group (22 persons)	3,625,387	(20)	21.57%	3,047,507		99.59%	67.43%

(*)	Less than 1%.
(1)	Includes the number of shares listed under the column “Number of Shares of Class B Common.”
(2)	Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustee of the Company’s Employees Stock Ownership Plan (“ESOP”) with respect to shares identified as allocated to the individual’s ESOP account.
(3)	Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.
(4)	Includes 3,031,188 shares of Common Stock which would be issued upon conversion of Mr. Richardson’s Class B Common Stock, and 27,332 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP. Does not include 21,035 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson’s sons, Alexander and Nicholas, 500 shares of Common Stock held directly by Alexander, 500 shares of Common Stock held directly by Nicholas and 8,897 shares of Common Stock held by Mr. Richardson’s wife, as to which Mr. Richardson disclaims beneficial ownership.
(5)	Includes 21,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days.
(6)	Includes 11,782 shares of Class B Common Stock as to which Mr. Allen holds stock options exercisable within 60 days.
(7)	Includes 50,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.
(8)	Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes’ Class B Common Stock. Also includes 45,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.
(9)	As further described below, Mr. Johnson will retire from the Board following the annual meeting and is, therefore, not a nominee for election as a Director at the annual meeting.
(10)	Includes 2,085 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.
(11)	Includes 10,000 shares of Common Stock as to which Mr. Ketelaars holds stock options exercisable within 60 days.
(12)	Includes 40,000 shares of Common Stock as to which Mr. Peterson holds stock options exercisable within 60 days.
(13)	Includes 40,000 shares of Common Stock as to which Mr. Purkey holds stock options exercisable within 60 days.
(14)	Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz’ Class B Common Stock. Also includes 50,000 shares of Common Stock as to which Mr. Rubinovitz holds stock options exercisable within 60 days.
(15)	Includes 12,000 shares of Common Stock as to which Mr. DeNeve holds stock options exercisable within 60 days. Also includes 292 shares of Common Stock allocated to the account of Mr. DeNeve under the ESOP.
(16)	Includes 16,361 shares of Common Stock as to which Ms. Diddell holds stock options exercisable within 60 days. Also includes 292 shares of Common Stock allocated to the account of Ms. Diddell under the ESOP.
(17)	Includes 500 shares of Common Stock as to which Mr. Gilmartin holds stock options exercisable within 60 days. Also includes 292 shares of Common Stock allocated to the account of Mr. Gilmartin under the ESOP.
(18)	Includes 31,055 shares of Common Stock as to which Mr. Grill holds stock options exercisable within 60 days. Also includes 1,056 shares of Common Stock allocated to the account of Mr. Grill under the ESOP.
(19)	Includes 51,528 shares of Common Stock as to which Mr. Peloquin holds stock options exercisable within 60 days. Also includes 1,335 shares of Common Stock allocated to the account of Mr. Peloquin under the ESOP.

(20)	Does not include 22,035 shares of Common Stock held by certain members of such group as custodians under the Uniform Gift to Minors Acts or 8,897 shares of Common Stock held by spouses of member of group. Includes: (i) 3,035,725 shares of Common Stock which would be issuable on conversion of Class B Common Stock; (ii) 463,806 shares of Common Stock issuable upon options exercisable within 60 days; (iii) 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days; and (iv) includes 45,550 shares of Common Stock held in trust for the benefit of the Company’s profit sharing trust and ESOP allocated to the accounts of members of the group, which shares are ratably forfeitable in the event the officer leaves the employment of the Company prior to completing six years of service.

PRINCIPAL STOCKHOLDERS

As of August 14, 2007, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Mr. Richardson whose ownership of Common Stock and Class B Common Stock is set forth previously in the table under the caption “Election of Directors—Information Relating to Directors, Nominees and Executive Officers”; and those entities identified and whose ownership of Company Stock and/or Company notes that are convertible into Common Stock is set forth in the following table:

			Common Stock and Class B Common Stock Beneficially Owned As of August 14, 2007(1)
Name of Beneficial Owner	Number of Shares of Common		Percent of Class(2)	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting If Class Voting Not Applicable(2)
Wells Fargo & Company(3)	1,667,236	(3)	11.26%	0	0	3.68%
Royce & Associates, LLC(4)	1,347,978	(4)	9.10%	0	0	2.98%
T. Rowe Price Associates, Inc.(5)	1,271,166	(5)	8.27%	0	0	2.77%
Lee Munder Investments, Ltd.(6)	807,110	(6)	5.45%	0	0	1.78%
Dimensional Fund Advisors LP(7)	867,377	(7)	5.86%	0	0	1.92%
Buckhead Capital Management, LLC(8)	863,225	(8)	5.83%	0	0	1.91%

(1)	Date of holdings information is as of this date unless noted otherwise in footnotes.
(2)	Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.
(3)	Includes 1,608,961 shares for which Wells Fargo & Company (“Wells Fargo”) maintains sole voting power and 1,620,236 shares for which Wells Fargo maintains sole dispositive power. Also includes 998,481 shares for which Wells Capital Management Incorporated (“Wells Capital”) maintains voting power, and 1,477,306 shares for which Wells Capital maintains sole dispositive power. Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 6, 2007. The address for Wells Fargo is 420 Montgomery Street, San Francisco, CA 94104.
(4)	Royce & Associates, LLC (“Royce”), a direct wholly-owned subsidiary of Legg Mason, Inc., is an investment advisor having sole power to vote and dispose of these shares. Information disclosed in this table was obtained from Royce on August 6, 2007. The address for Royce is 1414 Avenue of the Americas, New York, NY 10019.
(5)	Includes 561,166 shares of Common Stock which would be issued on conversion of our notes. These securities are owned by various individuals and institutional investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 710,000 shares, and all of the notes), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates serves as investment advisor with power to direct investments and/or power to vote a total of 1,271,166 shares. Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 14, 2007. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.
(6)	Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 5, 2007. The address for Lee Munder Investments, Ltd. is 200 Clarendon Street, T-28, Boston, MA 02116.
(7)	Information disclosed in this table was obtained from a Schedule 13G filed with the SEC on February 2, 2007. The address for Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, CA 90401.
(8)	Information disclosed in this table was obtained from a Form 13F filed with the SEC on August 13, 2007. The address for Buckhead Capital Management, LLC is 1545 Peachtree Street NE, Suite 550, Atlanta, GA 30309.

EXECUTIVE OFFICERS

The following were the Company’s executive officers as of September 14, 2007:

Name	Age	Position
Edward J. Richardson	65	Chairman, Chief Executive Office, Chief Operating Officer and President
Kyle C. Badger	39	Executive Vice President, General Counsel and Secretary
Michael J. Bauer	55	Senior Vice President and Chief Human Resources Officer
John DeNatale	55	Chief Information Officer
Wendy Diddell	42	Executive Vice President Corporate Development
Daniel Fujii	33	Interim Chief Financial Officer and Corporate Controller
Robert Heise	42	Executive Vice President and General Manager, Display Systems Group
Bradley R. Knechtel	46	Executive Vice President, Supply Chain Management
Kathleen M. McNally	48	Senior Vice President, Marketing Operations and Customer Support
Gregory J. Peloquin	43	Executive Vice President and General Manager, RF, Wireless & Power Division
Bart Petrini	68	Executive Vice President and General Manager, Electron Device Group

Edward J. Richardson has been employed by the Company or the Company’s predecessor since 1961, holding several positions. He was Chairman of the Board, Chief Executive Officer and President from September 1989 until November 1996 when Bruce W. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board, Chief Executive Officer and, since April 2006, President and Chief Operating Officer.

Mr. Badger has been Executive Vice President, General Counsel and Secretary since August 2007. Prior to that, Mr. Badger was Senior Counsel with Ice Miller, LLP from April 2006 to August 2007 and a partner and an associate in the corporate practice group of McDermott, Will & Emery LLP from October 1999 to April 2006. Prior to that, Mr. Badger was a corporate associate with Thompson, Hine & Flory LLP.

Mr. Bauer has been Senior Vice President and Chief Human Resources Officer since May 2007. Mr. Bauer was Vice President, Human Resources for Winterhur U.S. Holdings, Inc. from June 2005 to June 2006. Prior to that, Mr. Bauer was Executive Vice President – Chief Resources Officer for SmithBucklin Corporation from March 1997 to May 2005.

Mr. DeNatale has been Chief Information Officer since August 2006. Prior to that, Mr. DeNatale held the position of Director Enterprise Applications from February 2006 to August 2006. Prior to joining the Company, Mr. DeNatale worked as a business consultant for Oracle Corporation from September 2000 to January 2006. Prior to that, Mr. DeNatale held various IT and management positions for Elkay Manufacturing Company from July 1983 to September 2000.

Ms. Diddell has been Executive Vice President, Corporate Development since June 2007. Prior to that, Ms. Diddell was Executive Vice President and General Manager of the Security Systems Division since February 2006. Prior to that, Ms. Diddell had been Vice President and General Manager of the Security Systems Division since June 2004. Prior to that, Ms. Diddell was employed as a management consultant for the Security Systems Division since July 2003. From 1997 to June 2003, Ms. Diddell was employed as the Senior Vice President of Sales and Marketing for Ultrak, Inc., a global manufacturer of closed circuit television and access control systems for the commercial and government markets.

Mr. Fujii has been Chief Financial Officer on an interim basis since June 22, 2007. Mr. Fujii has been Corporate Controller since May 2006. Prior to that, Mr. Fujii was Senior Manager, Assurance and Business Advisory Services for PricewaterhouseCoopers LLP from 1996 to May 2006.

Mr. Heise has been General Manager for the Display Systems Group since February 2007 and has held various sales and operating positions since joining the Company in 1987. Most recently, Mr. Heise was Vice President of Program Management with the RF and Wireless Communications Group from 2003 to 2007 where he assisted with the development of engineered solutions. From 2000 to 2003, Mr. Heise was General Manager of the Display Systems Group. Previously, since 1995, Mr. Heise was a Business Unit Manager with the Display Products Group.

Mr. Knechtel has been Executive Vice President of Supply Chain Management since July 2007. Mr. Knechtel was Vice President of Supply Chain Management since July 2006. Prior to that, Mr. Knechtel was the Director of Supply Chain with Knowles Electronics since 2003 and before that, Director of Eurasia Supply Chain for 3Com Corporation since 1995. In addition, he held various strategic planning, sourcing and purchasing, contract negotiation and management, and logistics positions with the United States Army.

Ms. McNally has been Senior Vice President of Marketing Operations and Customer Support since July 2000. She served as Vice President and Corporate Officer of Marketing Operations with the Company from 1989 until 2000 and Marketing Services Manager from 1986 until 1989. Previously, she held various positions within the marketing department since joining the Company in 1979.

Mr. Peloquin has been Executive Vice President and General Manager of the RF, Wireless & Power Division since January 2002. Prior to that, he was Vice President of the RF & Wireless Communications Group beginning in November 1999. He first joined the Company in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined the Company in 1999.

Mr. Petrini rejoined the Company and has been Executive Vice President and General Manager of the Electron Device Group since November 2006. Prior to that, Mr. Petrini was Adjunct Professor of International Business in the Graduate School of Management at The University of California at Davis and a consultant on international strategic alliances, sourcing and channel development from 2003 to 2006. Prior to that, Mr. Petrini was President and CEO of Communications and Power Industries from 2000 to 2003. Prior to that, he was Executive Vice President and General Manager of the Company’s Electron Device Group from 1994 to 2000.

Executive officers are elected annually at the time of the annual stockholders meeting and serve until their earlier resignation, death or removal.

PROPOSAL I

ELECTION OF DIRECTORS

A Board of eight Directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified, subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as Directors of the persons named below as nominees for election as Directors, unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of Director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Bruce W. Johnson has served as a member of the Company’s Board of Directors since 1996 and will continue to serve until the annual meeting. On September 12, 2007, Mr. Johnson announced his intention to retire from the Board at the annual meeting. Accordingly, the Board has not nominated Mr. Johnson for election as a

Director at the annual meeting. The Board determined that it was in the best interests of the Company to reduce the size of the Board in connection with Mr. Johnson’s retirement, which the Board accomplished by amending the Company’s By-Laws pursuant to a resolution adopted by the Board on September 12, 2007, to be effective October 9, 2007.

Information Relating to Directors and Nominees

Set forth below are the names, positions with the Company and brief accounts of the business experience for each of the Company’s Directors standing for re-election as of September 14, 2007.

Arnold R. Allen, 75, Management Consultant, Director since 1986. Mr. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company.

Jacques Bouyer, 79, Retired Chief Executive Officer and Chairman of the Board of Philips Components-France, Director since 1990. Mr. Bouyer served as Chairman of the Board of Philips Components of Paris, France, which is engaged in the manufacture and sale of electronic components and is a subsidiary of N.V. Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary Chairman of the Board and a Director until December 31, 1995. Mr. Bouyer also was Vice Chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He was a consultant in business strategies and management for JBC Consult-Paris from January 1990 until December 2002. He was Chairman and a member of the Board of BeThe1-Paris, a small internet start-up company, and its chairman from July 2002 until January 11, 2007.

Scott Hodes, 70, Partner, Bryan Cave LLP, Attorneys at Law, Director since 1983. Mr. Hodes has been partner since January 2004 at the law firm of Bryan Cave LLP, which firm provides legal services to the Company. From 1992 through January 2004, Mr. Hodes was a partner with the law firm of McGuire Woods Ross & Hardies LLP and its predecessor Ross & Hardies LLP.

Ad Ketelaars, 50, Chief Executive Officer, NEC Philips Unified Solutions, Director since 1996. Mr. Ketelaars has been Chief Executive Officer of NEC Philips Unified Solutions (formerly Philips Business Communications) since March 2003. He was Vice President and Managing Director of Richardson Electronics Europe from May 1993 until July 1996. He has held several general management positions with companies such as Philips (electronic components), ITT (cable TV), EnerTel (telecom operator), and Comsys (voice response systems).

John R. Peterson, 50, Managing Director, Cleary Gull Inc., Director since 1999. Mr. Peterson is a Managing Director, the Head of Investment Banking and a member of the Board of Directors of Cleary Gull Inc., an investment banking and investment consulting firm he joined in March of 2002. Previously he was a Managing Director of Tucker Anthony Inc., and the Co-Head of its Tucker Anthony Sutro Capital Markets (“TASCM”) division, which provided investment banking services to the Company, and a member of its Operating Committee until November 2001.

Harold L. Purkey, 63, Retired Managing Director First Union Securities, Inc., Director since 1994. Mr. Purkey was President of Forum Capital Markets from May 1997 and Senior Managing Director of such company from May 1994, until it was acquired in 2000. Mr. Purkey was the Managing Director of First Union Securities, the successor to Forum Capital Markets, until his retirement on October 1, 2001. From July 1990 until February 1994, he was employed by Smith Barney Shearson, holding the position of Senior Managing Director and Manager of the Convertible Bond Department.

Edward J. Richardson, 65, Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company, Director since 1965. Mr. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, Chief Executive Officer and President of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board, Chief Executive Officer and, since April 2006, President and Chief Operating Officer.

Samuel Rubinovitz, 77, Lead Director, Management Consultant, and Director since 1984. Mr. Rubinovitz was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also a Director of LTX Corporation (NASDAQ: LTXX) and a member of its Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE

Independence of Directors

The Board has determined that Messrs. Allen, Bouyer, Hodes, Ketelaars, Peterson, Purkey and Rubinovitz are independent as defined by NASDAQ listing standards. All members of the Audit, Compensation and Nominating Committees, respectively, are independent within the applicable SEC and NASD rules for members of such committees.

Code of Conduct and Ethics

The Company has adopted a written code of conduct and ethics that applies to all directors, officers and employees, including the chief executive officer and chief financial officer. A current copy of the code is posted on the Company’s website, which is located at www.rell.com under “Investor Relations” and may be obtained without charge from the Company’s Legal Department, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. In addition, the Company intends to post on the website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Hotline Practices

The Company’s policies and practices include ethical and legal standards which must be followed by employees in conducting the Company’s business. Compliance with laws and regulations is specifically required. Every employee has the right and duty to report to the Company, to the extent not contrary to local law, any conduct which does not conform to these ethical and legal standards. The Company established the Richardson Hot Line/Open Line to receive reports of possible wrongdoing and to answer questions about business conduct. Calls go directly to the Company’s Internal Audit Representative, Audit Committee Representative or Legal Department. Also, employees may report violations directly to appropriate Government officials. Hotline posters explaining the procedure for making and handling Hot Line/Open Line calls are posted in our facilities and on the Company’s intranet for all employees to review. Employees at any level can call directly when they have a business conduct issue, without fear of reprisal.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors, and none of them are present or past employees or officers of the Company or any of its subsidiaries.

Stockholders may communicate with the Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors-Legal Department, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

BOARD OF DIRECTORS AND COMMITTEES

During the last fiscal year, the Company’s Board of Directors consisted of nine members. The Board will be reduced to eight members as of October 9, 2007, the date of the annual meeting. Mr. Rubinovitz is the lead director who, as an independent Director, acts in a lead capacity to coordinate the other independent Directors, chairs the executive sessions of the independent Director and performs such other functions as the Board may direct.

During the last fiscal year, the Company’s Board of Directors held seven meetings. Each Director attended at least 75% of the aggregate number of such meetings and meetings of the Committees on which he served. Although the Company has no formal policy about Director’s attendance at the Annual Meeting of Stockholders, it is encouraged. Last year, three Directors attended the Annual Meeting of Stockholders.

In fiscal year 2007, the Board of Directors had six standing committees: the Audit Committee, Compensation Committee, Executive Committee, Nominating Committee, Stock Option and Strategic Planning Committee. The members and chair of each Committee are as follows:

Director	Audit	Compensation	Executive	Nominating	Stock Option	Strategic
Edward Richardson			✓ (Chair)			✓
Arnold Allen				✓		✓
Jacques Bouyer		✓		✓	✓	✓ (Chair)
Scott Hodes		✓		✓		✓
Bruce W. Johnson			✓	✓		✓
Ad Ketelaars				✓		✓
John R. Peterson	✓ (Chair)			✓		✓
Harold L. Purkey	✓			✓		✓
Samuel Rubinovitz	✓	✓ (Chair)	✓	✓ (Chair)	✓ (Chair)	✓

Executive Committee. The Executive Committee did not meet during the last fiscal year and acted on three occasions by unanimous written consent. This Committee, during the interval between meetings of the Board of Directors, may exercise all authority of the Board in the management of the Company, except as otherwise provided in our By-Laws or by applicable law.

Audit Committee. The Audit Committee held seven meetings and acted on one occasion by unanimous written consent in the last fiscal year. It meets for the purpose of engaging and discharging the independent auditors (or recommending such actions), directing and supervising special investigations, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company’s procedures for internal auditing, approving each professional service provided by the independent auditors prior to the performance of such services, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees for the independent auditors and reviewing the adequacy of the issuer’s system of internal accounting controls and such other matters relating to the Company’s financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board may assign to it. The Board has determined that the composition and functioning of the Committee complies with the rules of the SEC and NASDAQ, including that each of its members is independent as that term is defined in NASD rules, and one of its members, John R. Peterson, qualifies as an “Audit Committee Financial Expert”, as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and is also independent as that term is used in SEC and NASDAQ rules. The Audit Committee has adopted a written charter approved by the Board. The charter is included as Appendix G to this proxy statement.

The Audit Committee’s report begins on page 15.

Compensation Committee. The Compensation Committee held two meetings and acted three times by unanimous written consent in the last fiscal year. It is responsible for reviewing and establishing the compensation policy and guidelines for, and the compensation of, executive officers. The composition and functioning of this Committee complies with the applicable NASD and SEC requirements.

The Compensation Committee is composed of three Directors, all of whom the Board has determined are independent pursuant to the NASDAQ listing standards. The Committee’s responsibilities include the responsibility to:

•

Establish, review and approve the base salary, incentive compensation, perquisites, equity compensation and any other forms of compensation for the Company’s Chairman and Chief Executive Officer and for the Company’s executive officers;

•	Review and monitor the Company’s management incentive and stock-based compensation plans and retirement plans and perform the duties imposed on the Committee by the terms of those plans; and

•	Perform other duties deemed appropriate by the Board.

The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. External compensation consultants and the Company’s Human Resources Department support the Committee and may be delegated authority to fulfill certain administrative duties regarding compensation programs. The Compensation Committee has authority to retain, approve fees for and terminate consultants as it deems necessary to assist in the fulfillment of its duties and responsibilities. The Committee reviews total fees paid to external consultants by the Company to ensure that the consultants maintain their objectivity and independence when rendering advice to the Committee.

The Compensation Committee’s report begins on page 26.

Stock Option Committee. The Stock Option Committee held six meetings and acted two times by unanimous written consent in the last fiscal year. It administers the Company’s Employees 1999 Stock Purchase Plan and 2001 Incentive Compensation Plan, including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

Strategic Planning Committee. The Strategic Planning Committee, which includes all Directors, met one time in the last fiscal year. The Committee is responsible for developing and reviewing long-term strategic plans for the Company and is chaired by Mr. Bouyer.

Nominating Committee. The Nominating Committee held no meetings and did not act by unanimous written consent in the last fiscal year. In considering whether to recommend any particular candidate for inclusion on the Board’s slate of recommended director nominees, the nominating committee applies the criteria set forth in the Company’s corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board to fulfill its responsibilities. The Company submits the candidates for nomination for election to the Board for Committee consideration. After due consideration, the Committee selects the nominees. Stockholders may submit names of candidates for consideration to the Board; provided that such submissions must be received by the Board no later than the July 1st immediately preceding the Annual Meeting of Stockholders. Stockholders may also nominate a candidate or candidates for election as a Director at the Annual Meeting of Stockholders at which Directors are elected.

Non-Employee Directors (defined as any Director who is not an officer or employee of the Company or any of its subsidiaries or affiliates) receive a quarterly retainer of $3,000 and receive a fee of $500 for each Board or

Committee meeting attended in person or by telephone (other than Audit Committee meetings, for which the fee is $1,000), plus travel expenses. The Chairman of the Audit Committee receives an additional quarterly retainer of $1,500.

In addition, upon election to the Board, each current Non-Employee Director (except Mr. Ketelaars and Mr. Allen, who were not eligible at the time each joined the Board) was granted an option to acquire 25,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of such grant. Further, pursuant to the Company’s 2006 Stock Option Plan for Non-Employee Directors (“2006 Directors Plan”), any Non-Employee Director who is elected or appointed after October 18, 2005 will be granted a non-qualified stock option to acquire 25,000 shares of Common Stock which will vest over a 5-year period from the date of grant with 20% of option shares becoming first exercisable on each anniversary of the grant date. The 2006 Directors Plan was adopted to promote the long-term interests of the Company by attracting and retaining qualified and experienced directors and by providing additional incentive for such directors to work for the success and growth of the Company. In addition to the initial grant, beginning with their 5th anniversary of being appointed or elected to the Board, each non-employee director will receive an annual non-qualified option to purchase 5,000 shares of Common Stock. All such annual options shall be fully vested and exercisable on the date of grant. All options granted pursuant to the 2006 Directors Plan will be at an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will be exercisable for a period of ten years and one month from the date of grant. All option grants under the 2006 Directors Plan will be automatic and non-discretionary, and subject to the terms and conditions set forth in the 2006 Directors Plan.

Since April 1996, each Non-Employee Director (except Mr. Ketelaars and Mr. Allen, who were not eligible until October 2005), has received an annual grant of an option to acquire an additional 5,000 shares of Common Stock starting on the fifth anniversary of being elected to the Board. These options are fully vested on the date of grant and are exercisable for a period of ten years and one month from the date of the grant at an exercise price equal to the fair market value of Common Stock on the date of such grant.

Upon the termination of a Director because of death, retirement, or removal from the Board within one year after a change of control, options granted to the Non-Employee Directors become fully exercisable with respect to all shares covered thereby and shall remain fully exercisable until the option expires by its terms.

Affiliations

There is no family relationship between any Director and any other Director or nominee for Director or executive officer of the Company. Mr. Rubinovitz is also a Director of LTX Corporation (NASDAQ: LTXX) and a member of its Audit Committee.

Related Party Transactions

Mr. Hodes is a partner in the law firm of Bryan Cave LLP, which firm provided legal services to the Company in fiscal 2005, 2006 and 2007 and continues to provide legal services to the Company in fiscal 2008.

Mr. Allen has been a management consultant to the Company and presently provides management consultant services to the Company. In fiscal 2007, he received payments of $14,000 from the Company. The Company expects to retain Mr. Allen as a management consultant in fiscal 2008.

On August 3, 2007, the Company entered into a Settlement Agreement and General Release with Bruce Johnson, a member of the Board and the Company’s former President and Chief Operating Officer. Until June 2, 2007, Mr. Johnson had been working as an employee of the Company pursuant to the terms of a Separation Agreement dated as of January 20, 2006, between the Company and Mr. Johnson. Under the terms of the Settlement Agreement, the Company paid Mr. Johnson the gross sum of $400,000, subject to applicable withholdings, in full settlement of a dispute that had arisen between the Company and Mr. Johnson regarding the payment of a bonus owed to Mr. Johnson pursuant to the Separation Agreement.

On August 10, 2006, the Company entered into an agreement with Whitebox Advisors, LLC, and certain related entities, pursuant to which the Company repurchased $8,000,000 in aggregate principal amount of the Company’s 8% convertible senior subordinated notes due 2011 for $8,840,000 at the time of this transaction, Whitebox Advisors and its related entities were beneficial owners of more than 5% of the Company’s Common Stock by virtue of their ownership of these notes. The Company also paid to Whitebox Advisors and its related entities a fee of 2% of the aggregate principal amount of notes owned by them with respect to the notes or any of the transaction documents related thereto.

Pursuant to the Company’s Corporate Code of Conduct, related party transactions must be reviewed and approved by the Board of Directors prior to the Company entering into such transactions. The Board did not consider and approve the transactions between the Company and each of Mr. Hodes and Mr. Allen in fiscal 2007 as these are longer-term, ongoing arrangements that the Board of Directors has previously considered and approved. The Compensation Committee considered and approved the Settlement Agreement with Mr. Johnson, and the entire Board had previously considered and approved the Separation Agreement on which it is based. The Board considered and approved the transaction with Whitebox Advisors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who may be deemed to own beneficially more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and Directors, the Company believes that during fiscal 2007, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis, except that one report covering one transaction involving 2,977 shares was filed late by Wendy Diddell, an executive officer of the Company.

REPORT OF THE AUDIT COMMITTEE

Three non-employee Directors comprise the Audit Committee. Each Director is independent as defined in the SEC and NASD rules. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix G to this Proxy Statement.

Pursuant to its written charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements for the fiscal year ending June 2, 2007 with management and with the independent registered public accountants;

•

Reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent registered public accountants’ evaluation of the Company’s internal control over financial reporting;

•	Discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards Board No. 61;

•

Received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accountants the accountants’ independence, and considered the compatibility of non-audit services provided to the Company by the accountants with their independence; and

•	Pre-approval of auditor services

•

Based on the review and discussion above, recommended to the Board of Directors (and the Board of Directors has accepted the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not employees of the Company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Members of the Audit Committee

Samuel Rubinovitz

Harold L. Purkey

John R. Peterson (Chairman)

COMPENSATION DISCUSSION AND ANALYSIS

Objectives

The fundamental objectives of the Company’s compensation programs for its named executive officers are to:

•	Attract and retain highly qualified executives by providing total compensation that is internally equitable and externally competitive;

•	Motivate executives by providing performance-based incentives to achieve the Company’s annual financial goals and long term business plans; and

•

Align the interests of executives with those of stockholders by rewarding the Company’s executives for individual and corporate performance measured against the Company’s goals and plans and by granting stock options and other equity-based compensation.

The Compensation Committee reviews and analyzes the Company’s compensation policies, programs and practices annually in light of these objectives and the Company’s financial performance to ensure that the Company’s compensation practices are appropriately configured to achieve these three objectives.

Establishing Executive Compensation

Role of the Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. Its role is to review and approve the Company’s compensation programs, policies and practices with respect to the executive officers. In consultation with the Chief Executive Officer, the Compensation Committee evaluates the performance of the executive officers following the end of each fiscal year of the Company. In connection with their evaluation, the Compensation Committee reviews the recommendation of the Chief Executive Officer and independently consults with the Chief Financial Officer and Chief Human Resources Officer in order to determine the base compensation and annual cash bonus opportunities for the executive officers for the upcoming fiscal year in light of the objectives of the Company’s compensation programs.

Role of the Stock Option Committee. The Stock Option Committee administers the Company’s 2001 Incentive Compensation Plan and, in such capacity, determines equity compensation for the Company’s executive officers in the form of awards of stock, restricted stock and stock options pursuant to the Incentive Compensation Plan. The Stock Option Committee is currently composed of two directors, both of whom also serve on the Compensation Committee. Accordingly, the Stock Option Committee is fully aware of the Compensation Committee’s objectives with respect to the Company’s compensation programs, the amount of cash compensation that the Compensation Committee has determined for the executive officers, and the reasons for Compensation Committee’s determinations, and the Stock Option Committee determines equity compensation for the executive officers in light of this information to support the objectives of the Company’s compensation programs.

Role of the Chief Executive Officer. The Chief Executive Officer assists the Compensation and Stock Option Committees in reaching compensation decisions by developing recommended compensation for the executive officers other than himself. The Chief Executive Officer meets with each executive officer formally on an annual basis, corresponding with the executive officer’s original date of hire, to review past performance and to discuss performance objectives for the following year.

In connection with developing his recommendations for executive officer compensation, the Chief Executive Officer consults with the Chief Financial Officer with respect to the financial performance of the Company and with the Company’s Chief Human Resources Officer with respect to the compensation for the Company’s non-executive officer employees and the compensation of executive officers at companies with whom the Company competes for executive talent. The Chief Executive Officer consults with these officers to ensure that his recommendations for executive officer compensation will achieve the Company’s annual financial goals and long term business plans, be internally equitable and externally competitive.

The Chief Human Resources Officer bases his opinion of competitive compensation on personal knowledge, publicly available information and informal surveys of other human resource professionals. The Chief Human Resources Officer does not analyze executive compensation at any group of peer companies or prepare a written report setting forth his opinion of competitive compensation. With respect to fiscal 2007, the Chief Human Resources Officer also reviewed the report of the Company’s compensation consultant with respect to competitive compensation, as further described below.

The Chief Executive Officer may also consult informally with members of the Compensation Committee prior to presenting his recommendations to the Committee for their review and discussion to ensure that his recommendations will best reflect the compensation objectives of the Company.

Role of Employment Agreements. The Company considers employment agreements to be an important part of recruiting and retaining qualified executive officers. All of the named executive officers other than Mr. Richardson have entered into employment agreements with the Company. The Company’s employment agreements with the named executive officers establish the named executive officers’ initial base compensation and on-going annual cash bonus opportunity as a percentage of base compensation. These employment agreements are described in further detail on page 30. Due to his substantial equity stake in the Company, the Compensation Committee does not believe that an employment agreement with Mr. Richardson is necessary to achieve the retention goals served by the Company’s employment agreements with its other named executive officers.

Role of Compensation Consultants. The Company and the Compensation and Stock Option Committees have not historically relied upon the advice of compensation consultants in determining named executive officer compensation. Instead, as described above, the Chief Human Resources Officer advises the Chief Executive Officer and the Compensation Committee regarding competitive executive compensation based on his personal knowledge, publicly available information and informal surveys of other human resource professionals.

In fiscal 2007, the Company engaged Pearl Meyer & Partners (PM&P) to prepare a report comparing target cash compensation for key sales positions at the Company to local market practice for actual cash compensation. The report did not cover any named executive officer, but in connection with this report the Chief Human Resources Officer requested that PM&P also prepare a preliminary, summary report comparing the compensation for key corporate positions, including all of the named executive officers other than Mr. Richardson, to practices in the Company’s competitive labor markets. To prepare this latter report, PM&P obtained market data for companies in the electrical equipment, electronics, telecommunications equipment and related industries from its proprietary database and from third-party compensation surveys, including Watson Wyatt Top Management Report and William Mercer Executive Compensation Report. PM&P was unable to disclose to the Company the companies whose data was included in these surveys as that information is proprietary to PM&P and the third parties.

PM&P’s report compared compensation practices at the Company to practices at the comparative companies for (i) total compensation mix, (ii) base salary, (iii) total cash compensation (base salary plus annual incentive compensation) and (iv) total compensation (base salary plus annual incentive compensation plus long-term incentives). The PM&P report presented a comparison of total compensation (including a breakdown of base salary, annual incentive compensation and long-term incentive compensation) for each named executive officer, along with data for the 25th percentile, median and 75th percentile for counterpart officers at the comparative companies.

Determining Executive Compensation for Fiscal 2007. As in prior years, during fiscal 2007 the Compensation Committee engaged in its annual review of the Company’s executive compensation with the goal of ensuring the appropriate combination of fixed compensation and variable compensation linked to Company and individual performance. The Compensation Committee targeted compensation for each named executive officer at the 50th percentile of the compensation of similarly positioned executives. The Compensation

Committee considered the recommendations and advice the Company’s Chief Executive Officer and independently consulted with the Chief Financial Officer and the Chief Human Resources Officer. Additionally, the Compensation Committee reviewed the summary report of PM&P which noted that the compensation of the Company’s named executive officers were at or below the 50th percentile of counterpart officers at comparative companies.

Elements of Executive Compensation

Most of the Company’s compensation elements fulfill one or more of its compensation objectives. The elements of total compensation for the Company’s named executive officers are:

•	base compensation;

•	annual cash bonus compensation;

•	equity-based compensation;

•	profit sharing and 401(k) plans;

•	employee stock ownership plan; and

•	perquisites.

Base Compensation. The Compensation Committee alone determines the Chief Executive Officer’s base compensation. In 1983, the Compensation Committee set Mr. Richardson’s base compensation at $250,000 and determined that his base compensation would adjust each year thereafter for costs of living increases. On an annual basis since 1983, the Compensation Committee has reaffirmed this resolution and approved a cost of living adjustment for Mr. Richardson. Mr. Richardson’s cost of living adjustment approved by the Compensation Committee in recent fiscal years has been equal to the budgeted increase in compensation for the Company’s U.S. employees. In fiscal 2007, this amounted to a 3.6% increase in Mr. Richardson’s base compensation. Accordingly, Mr. Richardson’s base compensation at the end of fiscal 2007 was $503,869, representing a 3.6% increase over his base compensation at the end of fiscal 2006 of $486,360. In each of fiscal 2006 and fiscal 2005 Mr. Richardson’s annual increase in base compensation was 3.5%.

The amount of base compensation for each of the other named executive officers is initially set in the named executive officer’s employment agreement. This initial amount is set to attract talented executive officers to the Company and is recommended by the Chief Executive Officer and approved by the Compensation Committee. Thereafter, each of the named executive officer’s base compensation is reviewed annually by the Chief Executive Officer and the Compensation Committee.

In determining appropriate levels of base compensation for the named executive officers other than the Chief Executive Officer, the Chief Executive Officer develops specific recommendations to review with the Compensation Committee. The Chief Executive Officer considers the named executive officer’s individual performance and consults with the Chief Financial Officer with respect to the financial performance of the Company and with the Company’s Chief Human Resources Officer with respect to determining base compensation that is internally equitable and externally competitive. The Compensation Committee annually reviews the recommendations of the Chief Executive Officer and independently consults with the Chief Financial Officer and the Chief Human Resources Officer.

For fiscal 2007, the Compensation Committee considered two types of potential increases to the base compensation of the named executive officers: (1) “merit increases” based upon the named executive officer’s individual performance, and (2) “market adjustments” based upon the Committee’s opinion of the base compensation for similar executives. The Compensation Committee approved 5% merit increases for each of the named executive officers other than Mr. Richardson, whose increase in base compensation is described above, and Mr. Peloquin. The Compensation Committee approved a market adjustment for Mr. Peloquin because the Committee determined that his base compensation for fiscal 2006 was well below the median range of similar executives.

The following table lists the base compensation set by the Compensation Committee for each of the named executive officers in fiscal 2007, along with their base compensation set by the Compensation Committee in fiscal 2006.

Base Compensation

	FY 2007(1)	FY 2006(2)	FY07 vs. FY06
Mr. Richardson	$503,869	$486,360	3.5%
Mr. DeNeve	$262,500	$250,000	5%
Mr. Peloquin	$250,000	$220,500	13.4%
Ms. Diddell	$202,020	$192,400	5%
Mr. Gilmartin	$193,058	$183,855	5%
Mr. Grill	$205,504	$205,504	0%

(1)	As of the end of fiscal 2007.
(2)	As of the end of fiscal 2006.

Because base compensation for the named executive officers is determined annually in connection with each named executive officer’s original date of hire and not as of the beginning of the Company’s fiscal year, the amounts of salary reported in the Summary Compensation Table on page 27 for the named executive officers do not correspond to their base compensation as set by the Compensation Committee but to the amounts of base compensation actually received by them in the fiscal year.

Annual Cash Bonus Compensation. The Compensation Committee awards an annual cash incentive bonus to the Chief Executive Officer if the Company achieves profitability in the fiscal year. The Compensation Committee believes that rewarding the Chief Executive Officer based on the Company’s profitability provides the appropriate incentive to him to contribute to the financial success of the Company. In accordance with this objective, Mr. Richardson is eligible to receive an annual cash incentive bonus equal to 2% of the Company’s annual net income after taxes in each fiscal year, determined in accordance with generally accepted accounting principles. To the extent that the Company does not have positive net income after taxes in a given fiscal year, Mr. Richardson does not receive a bonus. Mr. Richardson is not eligible to participate in any of the Company’s other incentive compensation or bonus plans. This bonus arrangement was originally established by a resolution of the Board of Directors in 1983, and has been subject to annual renewal by the Board since its adoption. In this year’s proxy statement, the Company’s stockholders are being asked to vote on a proposal to adopt this arrangement in a formal compensation plan which, if approved, will be known as the “Edward J. Richardson Incentive Compensation Plan.” The Compensation Committee would be responsible for administering this plan.

Pursuant to the terms of Mr. Richardson’s bonus, the Compensation Committee approved a bonus payment to Mr. Richardson for fiscal 2007 of $813,572.12, which is equal to 2% of $40,678,606, the Company’s net income for fiscal year 2007. Of this amount, the Company paid $400,000 to Mr. Richardson on August 10, 2007. The remainder of the bonus amount due will be paid to Mr. Richardson at a time mutually agreed by Mr. Richardson and the Company, which date the Company currently expects to be during the second quarter of fiscal year 2008.

The Company relies on performance-based cash bonuses under the Company’s annual incentive compensation plan to reward the Company’s other named executive officers for the Company’s achievement of its annual operating plan and budget. The Compensation Committee believes tying the Company’s annual cash bonus compensation for executive officers primarily to financial metrics provides the appropriate incentive to the executive officers to contribute to the financial success of the Company.

The target cash bonus awards granted to the named executive officers under the Company’s annual incentive compensation plan are expressed as a percentage of their base compensation, which excludes car allowance, bonus, equity awards and perquisites, with the percentage for each named executive officer being set in the executive officer’s employment agreement with the Company. For fiscal 2007, all of the named executive officers had target cash bonus awards of 50% of their base compensation.

During fiscal 2007, named executive officers who were responsible for managing one of the Company’s strategic business units, whom the Company refers to as “SBU heads,” were eligible for annual cash bonuses under the annual incentive compensation plan only to the extent the Company and their strategic business unit achieved certain financial performance. Of the named executive officers, Mr. Peloquin and Ms. Diddell were SBU heads in fiscal 2007. The financial metrics used to determine the annual cash bonuses to SBU heads consisted of the following:

•	Company Earnings Per Share;

•	Product Margin Dollars generated by their strategic business unit;

•	Return on Assets measured for their strategic business unit; and

•	Direct Operating Contribution produced by their strategic business unit.

The Compensation Committee approved each of the targets for these financial metrics at the beginning of the fiscal year. Cash bonuses were based 20% on the achievement of the earning per share target, 30% on the achievement of the Product Margin Dollars target, 30% on the achievement of the Return on Assets target, and 20% on the achievement of Direct Operating Contribution.

Pursuant to the annual incentive compensation plan, earnings per share was measured as of the end of each of the Company’s first three fiscal quarters in fiscal 2007 on a year to date basis and again at the end of the fiscal year. Cash bonus payments were made to the SBU heads at the end of each of the first three fiscal quarters to the extent that the earnings per share performance of the Company against the target on a year to date basis was met. The Company measured earnings per share again at the end of the fiscal year on a fiscal year basis to determine the actual achievement of earnings per share and, if necessary, a final true-up payment would be made to the SBU heads to the extent the target had been met but the full bonus opportunity not yet paid. However, there is no claw-back, meaning that if the final calculation of achievement of the earnings per share target indicated that the bonus payments previously paid to the SBU head on a quarterly basis exceeded the amount that would have been payable on a fiscal year basis, then the SBU head was not required to return any amount to the Company.

Similarly, the Return on Assets and Direct Operating Contribution targets were measured on a quarterly basis with respect to achievement of the targets for the quarter, and bonus awards were made quarterly to the SBU heads to the extent that the strategic business unit had achieved the targets for that quarter. A final calculation was made at the end of the of the fiscal year with a true-up payment made to the SBU head if the final calculation indicated additional bonus payments were due, but there was no claw-back if the final calculation indicated that the final bonus payment should have been less than the amounts previously paid.

Finally, the Product Margin targets were measured on a monthly basis with respect to achievement of the targets for the month, and bonus awards were made to the SBU heads monthly to the extent that the strategic business unit had achieved the target for that month. Again, true-up payments were made at the end of the fiscal year, and the plan provided for no claw-back of previous payments.

During fiscal 2007, named executive officers who did not manage a strategic business unit, whom the Company refers to as “corporate executive officers,” were eligible for annual cash bonuses based 50% on the Company’s earnings per share and 50% on the corporate executive officer’s personal performance as evaluated by the Chief Executive Officer and approved by the Compensation Committee. Of the named executive officers, Messrs. DeNeve, Gilmartin and Grill were corporate executive officers in fiscal 2007.

Bonus payments with respect to Company earnings per share were measured and paid to the corporate executive officers in the same manner as described above with respect to the SBU heads. Bonus payments with respect to personal performance of the corporate executive officers were paid at the end of the first three fiscal quarters in an amount equal to 1/3rd of 1/4th of the total bonus opportunity related to personal performance. At the end of the fiscal year, the Company calculated the final bonus award based on the corporate executive officer’s personal performance achievement, and a final true-up payment was made to the corporate executive officers. Previous payments were not subject to any claw-back.

In determining the achievement of personal performance by the corporate executive officers, the Chief Executive Officer does not adhere to rigid formulas, but instead evaluates each named executive officer’s contributions to Company in the context of the Company’s overall performance. The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of each of the corporate executive officer for purposes of determining their annual cash incentive award.

The table below sets forth the bonus targets and percentage achievement for each of the named executive officers for fiscal 2007.

Fiscal 2007 Incentive Targets and Actual Performance(1)

	SBU Heads		Corporate Executive Officers
	Peloquin	Diddell	DeNeve	Gilmartin	Grill
Earnings Per Share(2)
Target EPS	$1.55	$1.55	$1.55	$1.55	$1.55
Actual EPS	$0.32	$0.32	$0.32	$0.32	$0.32
% Achievement	20.6%	20.6%	20.6%	20.6%	20.6%

Product Margin(3)
Target Product Margin	$94,152	$36,969	N/A	N/A	N/A
Actual Product Margin	$91,633	$30,516	N/A	N/A	N/A
% Achievement	97.3%	82.5%	N/A	N/A	N/A

Return on Assets (ROA)(4)
Target ROA	45.60%	51.36%	N/A	N/A	N/A
Actual ROA	36.82%	40.62%	N/A	N/A	N/A
% Achievement	80.75%	79.09%	N/A	N/A	N/A

Direct Operating Contribution (DOC)(5)
Target DOC	$53,469	$10,451	N/A	N/A	N/A
Actual DOC	$48,650	$6,559	N/A	N/A	N/A
% Achievement	91.0%	62.8%	N/A	N/A	N/A

Personal Performance
% Achievement	N/A	N/A	100%	90%	100%

Total Bonus
Total Bonus Opportunity	$108,944	$100,622	$130,890	$96,082	$102,752
% Achievement	77.0%	68.5%	63.5%	58.6%	64.2%
Total Bonus Earned	$83,836	$68,975	$83,177	$56,305	$65,940

(1)	Dollar amounts in thousands, except Earnings per Share, Total Bonus Opportunity and Total Bonus Earned.
(2)	Earnings Per Share is a GAAP measurement, but Earnings Per Share in this calculation excludes certain extraordinary items at the discretion of the Company, including the gain on the sale of Burtek/SSD, gains on the sale of buildings, and charges for the extinguishment of debt, restructuring expense, and stock option expense.

(3)	Product Margin is a non-GAAP measurement, which the Company defines for bonus purposes as direct product margin (product sales less direct product cost), not including inventory overstock charges, customer returns, scrap and cycle count adjustments, engineering costs, manufacturing absorption, purchase price variance and certain freight provisions.
(4)	Return on Assets is a non-GAAP measurement, which the Company defines for bonus purposes as Direct Operating Contribution divided by ending inventory.
(5)	Direct Operating Contribution is a non-GAAP measurement, which the Company defined for bonus purposes as gross margin less product management and direct selling expenses.

In addition to annual cash bonuses awarded under the Company’s annual incentive compensation plan, the Compensation Committee may award any executive officer a special cash bonus. Upon recommendation by the Chief Executive Officer, the Compensation Committee reviews the performance of executive officers and reserves awards of special cash bonuses to executive officers whose service to the Company has been exemplary and has significantly contributed to the financial performance of the Company. During fiscal year 2007, the Compensation Committee awarded special cash bonuses to Ms. Diddell and approximately ten non-executive officer employees to reward them for their exemplary performance in connection with the successful sale of the SSD/Burtek business unit. Ms. Diddell’s special bonus was in the amount of $404,040, which equaled two times her then current annual salary of $202,020.

The Compensation Committee, in the course of evaluating the Company’s bonus programs, has determined that the Company’s financial performance could be improved by adding a bonus element that emphasizes metrics relating to cash flow. During the second fiscal quarter of 2007, the Compensation Committee proposed a new incentive compensation plan for certain of the Company’s officers. This plan, known as the Cash Flow Incentive Plan, was aimed at achieving pre-determined cash flow objectives. The plan was intended to supplement the existing annual incentive compensation plan and became effective on November 4, 2006 and expired on June 2, 2007. Participants in the Cash Flow Incentive Plan for fiscal 2007 included Messrs. DeNeve and Peloquin and Ms. Diddell, as well as the heads of the Company’s other two strategic business units and two key supply chain officers. Each officer was given an incentive opportunity equal to 25% of his or her base salary, which would be paid as a cash bonus based on: (1) overall debt reduction of 10% from the first quarter of fiscal 2007, and (2) gross inventory reduction of 10% from the first quarter of fiscal 2007. The gross inventory reduction was measured on a company-wide basis for Mr. DeNeve and the two supply chain officers and on a business unit level for Mr. Peloquin, Ms. Diddell and the other SBU heads. The Company measured performances against these objectives on a quarterly basis (i.e., at the end of the second, third and fourth quarters for both debt and inventory). The achievement percentage was based on the average actual reduction to target for both debt and inventory, and incentives were paid only if the average of the combined achievement percentages for both inventory and debt reduction was greater than 50%. The debt and inventory targets for Ms. Diddell were met in the second quarter of fiscal 2007. Ms. Diddell’s overall target achievement was 61.6%, and she received $2,590. Neither the debt nor the inventory reduction targets were met for the second, third or fourth quarters of fiscal 2007 for the other named executive officers, and consequently no incentives were paid to the other named executive officers.

The Compensation Committee is currently in the process of evaluating the Cash Flow Incentive Plan and developing a new plan based on improvements in the Company’s free cash flow. By emphasizing cash flow, the Company intends to focus the attention of the named executive officers on cost reduction, product margins and inventory management, with a goal of increasing Company earnings.

Equity Based Compensation. As more fully discussed at page 34, the Company’s 2001 Incentive Compensation Plan provides for grants of cash, stock, and options to purchase the Company’s common stock to the Company’s executive officers, other than the Chief Executive Officer, to encourage them to focus on long-term Company performance. The Stock Option Committee ordinarily makes grants of options to purchase common stock under the Incentive Compensation Plan, although it has granted awards of common stock and awards of restricted common stock. The Stock Option Committee has never granted a cash bonus award under the 2001 Incentive Compensation Plan.

Consistent with the Company’s policy of providing a total compensation package that includes equity based components, the Stock Option Committee makes periodic decisions (normally on an annual basis) regarding appropriate equity grants based on the Company’s achievement of its financial and strategic goals and the participants’ individual performance, based on recommendations from the Company’s Chief Executive Officer. The Stock Option Committee has the discretion to determine whether equity awards will be granted to the named executive officers and, if so, the number of shares subject to each award.

The Chief Executive Officer submits to the Stock Option Committee on at least an annual basis his recommendation for the amount and type of equity to grant to each named executive officer. In determining whether to approve or adjust the recommended grants, the Stock Option Committee considers the Company’s financial performance in the prior fiscal year, the executives’ level of responsibility, historical award data and the Chief Human Resources Officer’s opinion regarding the equity compensation granted to executive officers at companies with which the Company competes for executive talent. The Stock Option Committee does not assign a specific weight to any of these factors, but rather these factors are evaluated on an aggregate and qualitative basis.

When awarded, stock options are granted at the fair market value of the Company’s common stock on the date of the grant. Under the terms of the Incentive Compensation Plan, the fair market value of the stock is the closing sales price of the stock on the date of grant. The Company’s stock options, therefore, have value only if the stock price appreciates following the date the options are granted. Stock option awards vest over a five- year period with 20% of the stock option grant becoming exercisable 12 months after the date of grant. The remaining options vest and are exercisable in 20% increments over the next four years. The Stock Option Committee believes that this vesting schedule encourages long-term executive officer retention.

Each of the named executive officers other than the Chief Executive Officer received a grant of options to purchase the Company’s common stock under the Incentive Compensation Plan in fiscal 2007, as reported in the table for Grants of Plan-Based Awards on page 28. Mr. DeNeve was granted options to purchase 15,000 shares of stock; Mr. Peloquin was granted options to purchase 15,000 shares of stock; Ms. Diddell was granted options to purchase 10,000 shares of stock; and each of Mr. Gilmartin and Mr. Grill were granted options to purchase 7,500 shares of stock. As described above, the number of options granted to each named executive officer was determined by the Stock Option Committee based on several factors and their judgment as to the grant level that would best achieve the Company’s compensation objectives with respect to each named executive officer.

The option awards in fiscal 2007 reflected the Stock Option Committee’s award of stock options to the named executive officers with respect to their performance in fiscal 2006. Grants based on performance in fiscal 2007 will be determined at a meeting of the Stock Option Committee to be held in October 2007 in connection with the annual meeting of stockholders.

Employees Stock Ownership Plan (ESOP). The Company maintains an ESOP to provide a vehicle for employee ownership of the Company’s common stock. The Company does not view the ESOP as an important part of the compensation of its named executive officers. On an annual basis, the Board considers making a discretionary contribution to the ESOP if the Company has been profitable. No contribution is made for any fiscal year in which the Company has no profits. All contributions are made in the form of the Company’s common stock and allotted pro rata to participants in the plan based on the participant’s fiscal year compensation (base compensation and annual cash bonus), up to a maximum compensation level of $220,000. The Board authorized a Company discretionary contribution of $500,000 to the ESOP for fiscal 2007 to share the gains from the sale of the SSD/Burtek in May 2007 with the participants in the ESOP. Based on the common stock’s fair market value as of the date the Board authorized the contribution of $8.85 per share, 56,497 treasury shares were issued to the ESOP and allocated to the participants.

All of the named executive officers, including the Chief Executive Officer, are participants in the ESOP. The value of stock allocated to each of the named executive officers under the ESOP for fiscal 2007 was less than $10,000.

Contributions to the ESOP, when made, vest beginning after two years of service in 20% increments until the participant is 100% vested after six years. The Company believes this vesting schedule encourages long-term employee retention.

Profit Sharing/401(k) Plan. The Company offers retirement benefits to its employees, including all of the named executive officers, through a tax-qualified Profit Sharing/401(k) Plan which is a defined contribution plan designed to accumulate retirement funds for participating employees through individual and company contributions. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. The Company matches 50% of the first 4% of salary contributed by participants. All Company contributions and matching contributions are in the form of cash.

Under the Plan, the Board may make discretionary contributions to the Plan to be allocated pro rata among the participants. The Board evaluates the Company’s performance following each fiscal year and determines, based on a qualitative assessment with consideration of whether the company achieved its performance objectives, whether and in what amount the Company should contribute to the plan. No contribution is made if the Company had no profits for the fiscal year. In fiscal 2007, the Board elected not to make a discretionary contribution the Profit Sharing/401(k) Plan because the Board did not believe that the Company’s financial performance warranted a Company contribution to both the ESOP and the Profit Sharing/401(k) Plan.

Contributions to the Profit Sharing Plan, when made, vest beginning after two years of service in 20% increments until the participant is 100% vested after six years. The Company believes this vesting schedule encourages long-term employee retention.

Perquisites. The Company offers a very limited array of perquisites to its named executive officers, which include a company car allowance and annual physical examination. The perquisites provided to each named executive officer in fiscal year 2007 totaled less than $15,000 and less than 10% of total annual salary and bonus reported for each named executive officer. The Company believes that these certain limited perquisites are an important element of compensation for attracting and retaining high caliber executive officers, but that perquisites are not the most effective means of achieving the Company’s compensation objectives.

Compensation for Non-employee Directors in Fiscal 2007

Non-management directors’ compensation is set by the Board and is guided by the following goals: compensation should fairly pay directors for work required; compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The compensation of non-management directors in fiscal 2007 is described on page 33.

REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE

The Compensation and Stock Option Committees have reviewed the foregoing Compensation Discussion and Analysis (the “CD&A”) for the year ended June 2, 2007 and discussed CD&A with management. In reliance on the reviews and discussions referred to above, the Compensation and Stock Option Committees have recommended to the Board that the CD&A be included in the proxy statement for the year ended June 2, 2007 for filing with the SEC.

By the Compensation Committee:	By the Stock Option Committee:

Jacques Bouyer Scott Hodes Samuel Rubinovitz (Chairman)	Jacques Bouyer Samuel Rubinovitz (Chairman)

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Edward J. Richardson	2007	$494,778	$—		$—		$—	$813,572	$30,282	$1,338,632
Chairman of the Board, President and Chief Executive Officer
David J. DeNeve	2007	261,778	—		—		25,037	83,177	26,775	396,767
Former Senior Vice President and Chief Financial Officer (6)
Gregory J. Peloquin	2007	221,270	—		—		18,527	83,836	26,793	350,426
Executive Vice President and General Manager, RF, Wireless & Power Division
Wendy S. Diddell	2007	200,910	404,040	(4)	—		31,757	68,975	26,793	732,475
Executive Vice President, Corporate Development
David J. Gilmartin	2007	192,164	—		2,940	(5)	5,244	56,305	27,102	283,755
Former Vice President, General Counsel and Secretary (7)
Joseph C. Grill	2007	205,504	—		—		5,546	65,940	28,030	305,020
Former Senior Vice President, Human Resources (8)

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2007 for the fair value of stock options granted to each named executive officer in fiscal 2007, as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note A, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report of Form 10-K filed with the SEC on August 16, 2007.
(2)	Mr. Richardson receives a bonus of 2% of our after tax profit. Mr. DeNeve’s, Mr. Gilmartin’s and Mr. Grill’s non equity incentives are based 50% upon targeted levels of our earnings and 50% upon individual performance of established personal goals and criteria. Mr. Peloquin’s and Ms. Diddell’s non equity incentives are based 80% upon specific business unit actual financial results versus budgeted financial goals and 20% upon targeted levels of our earnings.
(3)	The following descriptions identifies the elements of “All Other Compensation” and quantifies those elements that exceed $10,000 in value. The compensation for each named executive officer includes, (1) $12,000 for an annual car allowance, (2) matching contributions made to the 401(k) savings plan on behalf of each named executive officer, (3) imputed income related to each named executive officer’s group term life insurance in excess of a $50,000 death benefit, (4) credit dollars related to health benefits (IRC Section 125), (5) amounts paid by us for a physical examination for each named executive officer, and (6) value of stock allocated to the named executive officer’s employee stock ownership account using the fair market value of our stock at June 2, 2007, or $9.70 per share.

(4)	In addition to the annual incentives discussed in footnote (2), Ms. Diddell received a bonus of $404,040 related to the successful completion of the Company’s sale of its SSD/Burtek business unit in fiscal 2007.
(5)	The restricted stock granted to Mr. Gilmartin on July 6, 2004 vests in five equal annual installments, commencing one year from the date of grant. The amount represents the accounting expense recorded by the Company in fiscal 2007 related to the service-based vesting of the restricted stock grant.
(6)	Mr. DeNeve was Senior Vice President and Chief Financial Officer for the entire fiscal year 2007. Mr. DeNeve subsequently resigned from his employment with us, and terminated his employment on June 22, 2007.
(7)	Mr. Gilmartin was Vice President, General Counsel and Secretary for the entire fiscal year 2007. Mr. Gilmartin's ceased serving as Vice President, General Counsel and Secretary on July 20, 2007.
(8)	Mr. Grill was Senior Vice President, Human Resources until his employment with us terminated on June 1, 2007.

Grants of Plan-Based Awards

The following table sets forth information on equity and non-equity awards granted during fiscal year 2007 to the named executive officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Edward J. Richardson	—	—	$—	$—
David J. DeNeve	10/17/2006	15,000	8.580	58,200
Gregory J. Peloquin	10/17/2006	15,000	8.580	58,200
Wendy S. Diddell	10/17/2006	10,000	8.580	38,800
David J. Gilmartin	10/17/2006	7,500	8.580	29,100
Joseph C. Grill	10/17/2006	7,500	8.580	29,100

(1)	The exercise price of the stock option awards is equal to the same day's closing price of our common stock as reported on The NASDAQ Global Market.
(2)	The amounts in this column represent the full grant date fair value of stock option awards under SFAS 123(R) granted to the named executive officers in fiscal 2007. Generally, the full grant date fair value of stock option awards is the amount that the Company would expense in our financial statements over the award's vesting schedule. The fair value of stock option awards granted in fiscal 2007 for the named executive officers is calculated using the Black Scholes value on the grant date of $3.88. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note A, "Stock-Based Compensation," in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on August 16, 2007.

The Stock Option Committee granted stock options to the Executive Officers at a previously scheduled meeting, which was held on October 17, 2006, the same dated on which they granted stock awards to our other employees.

In accordance with the terms of the options, options granted become exercisable in annual increments of 20%, commencing one year from the date of grant. Options granted are exercisable for a period of up to ten years from the date of grant and terminate upon the optionee's termination of employment with us, except under certain circumstances.

The following table sets forth information on the current holdings of stock option and stock awards by the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Edward J. Richardson	—	—	$—	—	—		$—
David J. DeNeve	6,000	24,000	7.99	6/20/2015	—		—
	—	15,000	8.58	10/17/2016	—		—
Gregory J. Peloquin	16,000	—	6.88	10/26/2009	—		—
	15,000	—	13.81	9/14/2010
	15,000	—	7.06	9/21/2011
	2,742	4,113	7.75	9/10/2014	—		—
	1,415	5,658	8.35	10/19/2015	—		—
	—	15,000	8.58	10/17/2016	—		—
Wendy S. Diddell	15,000	10,000	11.00	6/1/2014	—		—
	1,361	5,442	8.35	10/19/2015
	—	10,000	8.58	10/17/2016
David J. Gilmartin	500	2,000	8.35	10/19/2015	1,124	(4)	10,903
	—	7,500	8.58	10/17/2016
Joseph C. Grill	15,000	—	13.81	9/14/2010	—		—

(1)	Options vest and become exercisable in annual increments of 20%, commencing one year from the date of grant. The table below provides the grant date for each outstanding equity award a the end of fiscal 2007 and the respective vesting schedule:

			Vesting Period
Officer	Grant Date	Number of Stock Options Granted	Fiscal 2001	Fiscal 2002	Fiscal 2003	Fiscal 2004	Fiscal 2005	Fiscal 2006	Fiscal 2007	Fiscal 2008	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012
David J. DeNeve	6/20/2005	30,000							6,000	6,000	6,000	6,000	6,000
	10/17/2006	15,000								3,000	3,000	3,000	3,000	3,000
Gregory J. Peloquin	11/27/1999	20,000	4,000	4,000	4,000	4,000	4,000
	9/14/2000	15,000		3,000	3,000	3,000	3,000	3,000
	9/21/2001	15,000			3,000	3,000	3,000	3,000	3,000
	9/10/2004	6,855						1,371	1,371	1,371	1,371	1,371
	10/19/2005	7,073							1,415	1,415	1,415	1,415	1,413
	10/17/2006	15,000								3,000	3,000	3,000	3,000	3,000
Wendy S. Diddell	6/1/2004	25,000						5,000	5,000	5,000	5,000	5,000
	10/19/2005	6,803							1,361	1,361	1,361	1,361	1,359
	10/17/2006	10,000								2,000	2,000	2,000	2,000	2,000
David J. Gilmartin	10/19/2005	2,500							500	500	500	500	500
	10/17/2006	7,500								1,500	1,500	1,500	1,500	1,500
Joseph C. Grill	9/14/2000	15,000		3,000	3,000	3,000	3,000	3,000
(2)	The expiration date of each option occurs ten years after the date of grant of each option.
(3)	The market value of unvested restricted stock is based on a closing price of $9.70 per share of our common stock on The NASDAQ Global Market on June 1, 2007, the last trading date before June 2, 2007, the end of our fiscal year.
(4)	The restricted stock granted to Mr. Gilmartin on July 6, 2004 vests in five equal annual installments, commencing one year from the date of grant.

The following table summarizes options exercised during fiscal year 2007 and presents the value of the unexercised options held by the named executive officers at fiscal year end.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward J. Richardson	—	$—	—	$—
David J. DeNeve	—	—	—	—
Gregory J. Peloquin	—	—	—	—
Wendy S. Diddell	—	—	—	—
David J. Gilmartin	—	—	281	2,065
Joseph C. Grill	14,660	29,598	—	—

(1)	Represents the difference between the exercise price and the Company’s closing price of our common stock on The NASDAQ Global Market on the date of exercise.
(2)	The value of the restricted stock vested is based on the Company’s closing price of our common stock on The NASDAQ Global Market on the date of vesting.

Employment Agreements

Prior to his departure on June 22, 2007, David J. DeNeve was employed as the Company’s Senior Vice President and Chief Financial Officer under an employment agreement dated June 20, 2005. Under the terms of his employment agreement, Mr. DeNeve received an initial base salary of $250,000, which was reviewed annually, as well as a bonus opportunity of up to 50% of his base salary if annually established performance goals were met. The agreement provided that if the Company terminated Mr. DeNeve’s employment without “cause” (as defined in his employment agreement), the Company would pay Mr. DeNeve an amount equal to his annual salary, auto allowance and bonus for the last twelve-month period prior to termination, payable over the twelve months following termination. Pursuant to the terms of his employment agreement, for one year following his departure, Mr. DeNeve is prohibited from competing against the Company. The agreement was for an indefinite term, during which Mr. DeNeve was employed by the Company on an at-will basis.

Pursuant to the terms of an amendment dated May 31, 2007 to her employment agreement dated June 1, 2004, Wendy Diddell is employed as the Company’s Executive Vice President, Corporate Development. Prior to the date of the amendment, Ms. Diddell had been employed as the Company’s Executive Vice President and General Manager, SSD/Burtek pursuant to the terms of her employment agreement. The employment agreement amendment did not change Ms. Diddell’s compensation arrangement with the Company, pursuant to which she receives a base salary, which was originally $185,000 and is reviewed annually, as well as a bonus opportunity of up to 50% of her base salary if annually established performance goals are met. Pursuant to the terms of her original employment agreement, during her employment term and for one year after termination for any reason, Ms. Diddell is prohibited from competing against the Company. In addition, pursuant to an amendment to her employment agreement, Ms. Diddell agreed for a period of one year from the May 31, 2007 closing of the sale of the company’s SSD/Burtek strategic business unit (“SSD/Burtek”), to refrain from (i) engaging in any business or enterprise whose primary business is distribution of security equipment in the United States or Canada, and (ii) requesting or advising any customer or supplier of SSD/Burtek prior to its sale, to withdraw, curtail or cancel its business with the Company or the purchaser of SSD/Burtek. Further, pursuant to the terms of the amendment to her employment agreement, Ms. Diddell may terminate her employment with the Company at any time, and upon such a termination, the Company’s obligation to pay Ms. Diddell her compensation and benefits pursuant her employment agreement shall cease, except that the Company shall be obligated to pay Ms. Diddell her annual base salary (pursuant to the terms thereof) for twelve months following such termination. Ms. Diddell’s employment with the Company continues to be for an indefinite term, during which she is employed on an at-will basis.

David J. Gilmartin ceased serving as the Company’s Vice President, General Counsel and Secretary on July 20, 2007, but he continues to be employed by the Company under the terms of an employment agreement dated June 1, 2004. Pursuant to this employment agreement, Mr. Gilmartin received an initial base salary of $170,000, which was reviewed annually, as well as an initial bonus opportunity of up to 25% of his base salary if annually established performance goals were met. The agreement provided Mr. Gilmartin with the right to one year prior written notice of termination of his employment without “cause” (as defined in the Employment Agreement), which notice was given on July 20, 2007. During his employment term and for one year after the termination of his employment, Mr. Gilmartin is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. Gilmartin is employed on an at-will basis.

Gregory J. Peloquin is employed as the Company’s Executive Vice President and General Manager of RF, Wireless & Power Division under an employment agreement dated October 21, 1999, pursuant to which he received an initial base salary of $125,000, which is reviewed annually, and a bonus opportunity of up to 50% of his base salary if annually established performance goals are met. Pursuant to the terms of his employment agreement, Mr. Peloquin’s employment with the Company may be terminated any time for any reason upon ten days prior written notice to Employee, in which case, the Company shall continue to pay Mr. Peloquin for twelve months, an amount equal to 100% of his then current base salary and 100% of the bonus earned and paid during the twelve months prior to the date of termination. During his employment term and for one year after termination for any reason, Mr. Peloquin is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. Peloquin is employed on an at-will basis.

Joseph C. Grill, the Company’s former Senior Vice President, Human Resources entered into a termination agreement and general release (the ‘Termination Agreement”) on March 5, 2007, under which Mr. Grill’s employment with the Company ceased as of the close of business on June 1, 2007. Mr. Grill’s employment with the Company was not governed by an employment agreement prior to his departure. Pursuant to the terms of the Termination Agreement, (i) Mr. Grill will be entitled to is compensation and benefits, including bonus, as is presently being paid to him by the Company, through June 1, 2007, (ii) the Company agreed to pay Mr. Grill’s COBRA premium for 18 months and to pay Mr. Grill the sum of $10,275.20 on the first day of each month commencing on July 1, 2007 and continuing through December 1, 2009, and (iii) Mr. Grill agreed to remain available to the Company to assist in any human resources or other related issue or question, as requested by the Company until December 1, 2009. The Termination Agreement contains customary mutual releases pursuant to which the Company and Mr. Grill agree to waive certain claims that they may have against one another. The Termination Agreement also contains customary non-competition and non-solicitation provisions, which provisions last for one year from June 1, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OF CHANGE IN CONTROL

Name	Termination With Cause(1)	Termination Due To Disability, Injury or Illness(2)	Termination Due to Death	Termination For Other Reason		Termination By Employee After Material Change		Termination By Employee
Gregory J. Peloquin	$—	$—	$—	$125,000	(3)	$—		$—
Wendy S. Diddell	—	—	—	212,121	(4)	212,121	(5)	212,121	(6)

(1)	Cause shall mean (i) an act or acts of personal dishonesty taken by the employee and intended to result in personal enrichment of the employee, (ii) material violations by the employee of the employee’s obligations or duties under, or any terms of, the employment agreement, which are not remedied in a reasonable period, (iii) any violation by the employee of any of the provisions of the compensation and benefits and non-compete and non-solicitation provisions in the employment agreement, or (iv) employee being charged, indicted or convicted of a felony, any other crime involving moral turpitude, or any violation of law which would impair the ability of the Company to do any business.

(2)	Inability to perform duties due to disability, injury or illness must have existed for a total of 180 consecutive days before termination can be made effective.
(3)	Mr. Peloquin will receive an amount equal to 100% of his then current base salary for a period of six months. Mr. Peloquin will only be entitled to receive his annual bonus for the year such termination occurs prorated and accrued to the date of termination.
(4)	Ms. Diddell will receive an amount equal to 100% of her then current base salary for a period of one year. Ms. Diddell will only be entitled to receive her annual bonus for the year such termination occurs prorated and accrued to the date of termination.
(5)	Material change shall mean (i) any sale or other transfer of all or substantially all of the Company’s assets, (ii) any merger, consolidation, share exchange, tender offer, or other similar transaction involving the Company, unless the surviving entity is under control by the same person(s) or entity(ies) as the Company was prior to the transaction, (iii) any change in control of the Company as a result of a proxy contest or otherwise, or (iv) any plan is approved to liquidate or dissolve the Company. Employee shall have the right to terminate employment at any time within a period of 180 days after any material change. Ms. Diddell will receive an amount equal to 100% of her then current base salary for a period of one year. Ms. Diddell will only be entitled to receive her annual bonus for the year such termination occurs prorated and accrued to the date of termination.
(6)	Ms. Diddell will receive an amount equal to 100% of her then current base salary for a period of one year.

Mr. DeNeve resigned from the Company on June 6, 2007 as our Senior Vice President and Chief Financial Officer, and his last day of employment was June 22, 2007. Mr. DeNeve received payment of $2,109 for accrued vacation, but did not receive any other payments upon his resignation. Mr. DeNeve’s employment agreement with the Company provided that upon (i) termination by the Company for cause, (ii) termination by the Company because of Mr. DeNeve’s disability, injury or illness, (iii) termination as a result of Mr. DeNeve’s death, or (iv) termination by Mr. DeNeve, the Company’s obligation to pay Mr. DeNeve’s salary, auto allowance would cease upon the termination date, and his annual bonus would be prorated and accrued to the date of termination. Had Mr. DeNeve’s employment been terminated as of the last day of fiscal 2007 for any of these reasons, the Company would have been obligated to pay Mr. DeNeve the sum of $49,976, consisting of his fiscal 2007 personal performance bonus. Mr. DeNeve’s employment agreement also provided that if his employment was terminated for any other reason that the Company would be obligated to pay his then current salary, auto allowance and annual bonus earned by him for the twelve-month period ending on the date of termination in equal installments over the period of twelve months after the date of termination. Had Mr. DeNeve’s employment been terminated as of the last day of fiscal 2007 for any other reason, the Company would have been obligated to pay Mr. DeNeve $262,500 for base salary, $12,000 for auto allowance and $80,339 for annual bonus.

Mr. Gilmartin ceased serving as Vice President, General Counsel and Secretary on July 20, 2007. Mr. Gilmartin continues as an employee of the Company, and he will continue to receive his base salary of $16,087 per month, auto allowance of $1,000 per month, and annual bonus (of which he is eligible for 50% of his base salary, with half of this amount based on achievement of personal goals and the other half based on the Company’s achievement of its earnings per share goal), until the earlier of his resignation or July 20, 2008. Mr. Gilmartin’s employment agreement with the Company provided that upon (i) termination by the Company for cause, (ii) termination by the Company because of Mr. Gilmartin’s disability, injury or illness, (iii) termination as a result of Mr. Gilmartin’s death, or (iv) termination by Mr. Gilmartin, the Company’s obligation to pay Mr. Gilmartin’s salary, auto allowance, and annual bonus would cease upon the termination date and would be prorated and accrued to the date of termination. Had Mr. Gilmartin’s employment been terminated as of the last day of fiscal 2007 for any of these reasons, the Company would have been obligated to pay Mr. Gilmartin the sum of $31,861, consisting of his fiscal 2007 personal performance bonus. Mr. Gilmartin’s employment agreement also provided that if his employment was terminated for any other reason that the Company would be obligated to give Mr. Gilmartin 6 months prior written notice if the notice of termination occurred prior to or on July 1, 2005 or one year prior written notice if the notice of termination occurred after July 1, 2005. Upon notification of Mr. Gilmartin’s termination for any other reason, the Company would be obligated to continue to pay Mr. Gilmartin’s base salary, auto allowance, and annual bonus accrued up to and including the date on which Mr. Gilmartin’s employment would terminate. Had Mr. Gilmartin’s employment been terminated as of the last day of fiscal 2007 for any other reason, the Company would have been obligated to pay Mr. Gilmartin $193,048 for base salary, $12,000 for auto allowance and an annual bonus based on 50% of his salary (where 25% is based on the Company meeting earnings per share goals and 25% is based on Mr. Gilmartin meeting personal performance goals).

Mr. Grill, our Senior Vice President, Human Resources, entered into a termination agreement with the Company on March 5, 2007, under which Mr. Grill’s employment with the Company ceased as of the close of business on June 1, 2007. The termination agreement provides that Mr. Grill receive the sum of $10,275.20 every month commencing on July 1, 2007 and continuing through December 1, 2009. We also agreed to pay Mr. Grill’s COBRA premium of approximately $1,300 per month for eighteen months. Mr. Grill agreed to remain available to us to assist in any human resource or other related issue or question until December 1, 2009.

Director Compensation

Name of Director	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Edward J. Richardson	$—	$—		$—	$—
Arnold R. Allen	16,000	21,750		14,000	51,750
Jacques Bouyer	18,500	21,750		—	40,250
Scott Hodes	17,500	21,750		—	39,250
Bruce W. Johnson	—	—	(4)	—	—
Ad Ketelaars	15,000	21,750		—	36,750
John R. Peterson	28,000	21,750		—	49,750
Harold L. Purkey	21,500	21,750		—	43,250
Samuel Rubinovitz	25,500	21,750		—	47,250

(1)	The amounts in this column represent the amount of cash compensation earned in fiscal 2007 for Board and committee service.
(2)	Directors receive a grant of 25,000 options upon joining the Board and thereafter an annual grant of 5,000 options starting on the fifth anniversary of being elected to the Board. The initial options vest in 20% increments over a five year period and thereafter annually grants fully vest on the date of grant. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2007 for the fair value of stock options granted to each director in fiscal 2007, in accordance with SFAS 123(R)—see Note (4) for exception. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note A, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on August 16, 2007.
(3)	Mr. Allen has been a management consultant to the Company and presently provides management consultant services to the Company. The amount in this column represents the amount of cash compensation earned in fiscal 2007 by Mr. Allen for these services.
(4)	Mr. Johnson was an employee and a director for the Company during fiscal 2007. Mr. Johnson was granted stock option awards prior to fiscal 2007 as an employee of us. Mr. Johnson did not receive a stock option grant in fiscal 2007 as either an employee or a director. The dollar amount recognized for financial statement purposes with respect to fiscal 2007 for Mr. Johnson’s stock option grants in prior fiscal years was $19,818. This amount reflects our accounting expense for Mr. Johnson’s awards and does not correspond to the actual value that will be recognized by Mr. Johnson. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note A, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on August 16, 2007.

PROPOSAL II

APPROVAL OF AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 2001 INCENTIVE COMPENSATION PLAN (“2001 Plan”)

On July 24, 2007, the Board unanimously adopted, subject to approval by the Company’s stockholders, an amendment to the Richardson Electronics, Ltd. Employees 2001 Incentive Compensation Plan (the “2001 Plan”) to increase the maximum number of shares available for grant thereunder by 900,000 shares from 900,000 to 1,800,000.

As of June 2, 2007, 752,950 shares of common stock had been issued, or are reserved for issuance, pursuant to awards granted under the 2001 Plan to the Company’s employees.

The proposed amendment to the 2001 Plan is attached to this Proxy Statement as Appendix B. The amendment will not become effective unless stockholder approval of this Proposal is obtained. Approval will require the affirmative vote of a majority of the shares voted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES 2001 INCENTIVE COMPENSATION PLAN.

Reasons for the Proposed Amendment to the 2001 Plan

The Board believes it is important to amend the 2001 Plan so as to continue to provide competitive long-term incentive awards to key employees as a performance incentive and to tie their interests closer to those of the Company’s stockholders. In addition, the Board believes it is important to reserve a sufficient number of shares to support stock option grants and awards for the foreseeable future.

The principal features of the Plan are summarized below. This summary does not contain all information about the Plan. A copy of the complete text of the 2001 Plan is included in Appendix B to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the 2001 Plan.

Description of the 2001 Plan

General. The 2001 Plan allows the Company to grant stock options, stock awards and cash bonuses as incentive compensation to attract, motivate and retain capable executives and other key employees. Options granted under the 2001 Plan qualify either as incentive stock options under Section 422 of the Internal Revenue Code or as non-qualified options. Options granted under the 2001 Plan are exercisable for Common Stock. The 2001 Plan also provides for awards of Common Stock without the payment of additional consideration by the plan participants, which shares may be fully vested or may vest over time or upon attainment of performance goals. The 2001 Plan also provides for awards of cash. The Stock Option Committee administers the 2001 Plan. The Stock Option Committee designates the persons to receive options and stock and cash awards, the number of shares subject to options and stock awards, the amount of cash awards, and the terms of stock awards and options, including the option price and the duration of each option, subject to certain limitations. The 2001 Plan will continue until August 17, 2011.

Number of Shares. The maximum number of shares of Common Stock available for issuance under the 2001 Plan is 900,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, and the like. If stockholders approve this Proposal II, the maximum number of shares of Common Stock available for issuance under the 2001 Plan will be 1,800,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, and the like. Shares of Common Stock available for issuance under the 2001 Plan may be either authorized but unissued shares of Common Stock or shares which have been or may be reacquired by the Company, including treasury shares. Common Stock subject to options and stock awards granted under the 2001 Plan that expire or terminate again become available for options and stock awards to be issued under the 2001 Plan.

Participants. The Company’s key administrative, managerial and executive employees, as determined in the sole discretion of the Stock Option Committee, are eligible to receive options and stock and cash awards under the 2001 Plan. Mr. Richardson is not a participant in the 2001 Plan.

Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The Stock Option Committee has the discretion to fix the purchase price of each share that may be purchased upon exercise of an option, so long as it is not less than 50% of the fair market value on the date of grant for non-qualified stock options and 100% of the fair market value on the date of grant for incentive stock options. The current practice of the Stock Option Committee is to grant options at an exercise price that is at least equal to 100% of the fair market value of the Common Stock on the date of grant. Each option has a normal vesting period of 5 years. The 2001 Plan permits the following forms of payment of the exercise price of options:

•	By cash or check;

•

A “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any;

•	A “stock swap” of currently held stock certificates of Common Stock used to exercise an option and purchase the stock; and

•	Any combination of these forms of payment.

Cash Awards. Cash bonuses, if granted, generally are intended to be in an amount and with timing that would approximate the tax payable by a plan participant receiving an option or award to engage the participant to hold the shares acquired rather than sell them to pay taxes.

Stock Awards. A stock grant provides a participant with a number of shares of restricted Common Stock as determined by the Stock Option Committee, in its sole discretion, subject to vesting and such other terms, conditions and restrictions related to the grant as determined by the Stock Option Committee. Once vested, the participant may transfer the restricted Common Stock in accordance with Federal securities laws.

Vesting. The vesting of options and shares of Common Stock issued pursuant to stock awards cannot be more than five years (at 20% per year) with the initial vesting occurring not later than one year after the date of grant. The Stock Option Committee has complete discretion with respect to the vesting of options and stock awards made to plan participants.

Term. The Stock Option Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable later than ten years after the date of grant (or five years in the case of a 10% Stockholder). Subject to the terms of the 2001 Plan, the Stock Option Committee, at its sole discretion, shall determine when an option shall expire. The 2001 Plan provides that the vested portion of an option may be exercised for a period of twelve months after the death or disability of an option holder, and up to three months for any other termination of an option holder’s employment with the Company. Upon any termination or expiration of service to the Company or the failure to achieve vesting objectives, then unvested shares of Common Stock issued under stock awards shall be immediately surrendered to the Company for cancellation, and the holder will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the holder for consideration paid in cash or cash equivalent, the Company will repay to the holder the cash consideration paid for the surrendered shares (or make such other adjustment with respect to cash equivalent payment attributable to such surrendered shares).

Corporate Transactions. In the event of sale of the Company by merger, consolidation or sale of all or substantially all of the Company’s assets, the 2001 Plan provides that the Stock Option Committee may make such changes in the terms of outstanding option agreements and restricted stock agreements as may be equitable and appropriate in the context of such transaction.

Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price, and become the record holder of the purchased shares. The holder of any shares of Common Stock issued to such holder pursuant to a grant of restricted stock, whether or not the holder’s interest in those shares is vested, shall have full shareholder rights with respect to such shares, including the right to vote such shares and to receive any regular cash dividends paid on such shares.

Amendment to 2001 Plan. The Board of Directors may amend, suspend or discontinue the 2001 Plan, but it must obtain stockholder approval to effect certain amendments, such as the increase of the number of shares subject to the 2001 Plan, as required pursuant to applicable laws and regulations. The federal income tax consequences of options, stock awards and cash awards are summarized below.

Federal Income Tax Consequences

The federal income tax consequences of options, stock awards and cash awards are summarized below.

Options. Options granted under the 2001 Plan may be either intended to qualify or not qualify as “incentive stock options” under Section 422A of the Internal Revenue Code at the discretion of the Stock Option Committee.

Non-Qualified Options. The employee will not realize ordinary income upon the grant of a non-qualifying option, but at the time of exercise will realize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the stock acquired over the option price. The Company will be entitled to an income tax deduction in the amount of ordinary income realized by the employee at the time the income is recognized subject to the limitations of Section 162(m) of the Code. If shares so acquired are later sold or exchanged, the difference between the sale price and the fair market value on the date of exercise of the Option will generally be treated for tax purposes as capital gain or loss to the employee.

If the employee pays the option price, in whole or in part, with previously acquired shares, the employee will be deemed to have exchanged previously acquired shares for an equal number of new shares, and to have received any additional new shares for the other consideration, if any, paid. No gain or loss is recognized upon delivery of the previously acquired shares to the Company. The shares received by the grantee equal in number to the previously acquired shares exchanged therefore will have the same basis and holding period as the previously acquired shares, and the employee will not recognize income in respect of the receipt of such shares. Employees will recognize taxable income with respect to shares received in excess of the number of previously acquired shares in accordance with the rules described above and such shares will have a basis equal to the consideration paid, if any, plus the amount of ordinary income recognized. The employee’s holding period for such shares commences as of the date ordinary income is recognized.

Incentive Stock Options. In general, an employee will not be subject to tax at the time an incentive stock option is granted or exercised. However, the excess of the fair market value of the shares received upon exercise of the incentive stock option over the option price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the option price, provided that the employee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and further provided that the employee has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the employee disposes of the shares without satisfying both the holding period and employment requirements, the employee will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the option price and the lesser of the fair market value of the shares on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

If the employee pays the option price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions described above, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the employee equal in number to the previously acquired shares exchanged therefore will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. However, the excess of the fair market value of the shares received upon exercise of the incentive stock option over the option price is potentially subject to the alternative minimum tax. Shares received by the employee in excess of the number of previously acquired shares will have a basis equal to the gain, if any, on exercise of the incentive stock option and any cash paid on the exercise. The holding period for such shares commences as of the date the shares are issued to the employee. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred. The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the employee recognized ordinary income in a disqualifying disposition and in such event subject to the limitations of Section 162(m) of the Code.

Stock Awards. In the case of a stock award, an employee will generally realize income for federal income tax purposes only when his rights to the underlying stock either become transferable or are no longer subject to a substantial risk of forfeiture. For most employees this will occur when their rights vest under their stock award. An employee may also elect to recognize income as of the date on which the stock award is granted as described below. In any event, the amount of income so realized is equal to the value of the shares of Common Stock at the time the employee realizes income. The Company will be entitled to an income tax deduction in the amount of ordinary income realized by the employee at the time the income is recognized subject to the limitations of Section 162(m) of the Code. If shares so acquired are later sold or exchanged, the difference between the sale price and the fair market value on the date of recognition of income for tax purposes will generally be taxable as long-term capital gain or loss depending upon whether the shares have been held for more than one year. The Code may permit a grantee of a restricted stock award to elect to have the restricted stock award treated as taxable income in the year of the award and to pay tax at ordinary income rates on the fair market value of all of the shares awarded based on the price of the shares on the date the recipient receives a beneficial interest in such shares. The election must be made promptly within the time limits prescribed by the Code. Any appreciation in value thereafter would be taxed at capital gain rates when the restrictions lapse and the Common Stock is subsequently sold. However, should the market value of the Common Stock, at the time the Common Stock is sold, be lower than at the date acquired, the grantee would have a capital loss, to the extent of the difference. In addition, if after electing to pay tax on the award in the year received the recipient subsequently forfeits the award for any reason, the tax previously paid is not recoverable.

Cash Bonuses. At the time the cash bonus is paid, the recipient will receive compensation income and the Company will receive a deduction for compensation income in the amount of the cash bonus.

The foregoing discussion summarizes the federal income tax consequences of the grant and exercise of stock options under the 2001 Plan based on current provisions of the Internal Revenue Code of 1986 (as amended to date), which are subject to change. This summary does not cover any state or local tax consequences of participation in the 2001 Plan. The Company expresses no opinion as to the tax consequences of an option, stock award or cash award as to any particular employee.

PROPOSAL III

APPROVAL OF AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 1999 STOCK PURCHASE PLAN

On July 24, 2007, the Board unanimously adopted, subject to approval by the Company’s stockholders, an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan (the “1999 ESPP”) to increase the maximum number of shares available for grant thereunder by 200,000 shares from 550,000 to 750,000.

As of June 2, 2007, 488,183 shares of Common Stock had been issued, or are reserved for issuance, pursuant to awards granted under the Plan to the Company’s employees.

The proposed amendment to the Plan is attached to this Proxy Statement as Appendix D. The amendment will not become effective unless stockholder approval of this Proposal is obtained. Approval will require the affirmative vote of a majority of the shares voted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES’ 1999 STOCK PURCHASE PLAN.

Reasons for the Proposed Amendment to the 1999 ESPP

The Board believes it is important to amend the 1999 ESPP so as to continue to provide employees an opportunity to purchase shares of Common Stock at a discount as a performance incentive and to more closely align their interests closer with those of the Company’s stockholders. The Board believes it is important to reserve a sufficient number of shares to support the 1999 ESPP for the foreseeable future.

The principal features of the Plan are summarized below. This summary does not contain all information about the Plan. A copy of the complete text of the 1999 ESPP is included in Appendix D to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the 1999 Plan.

Description of the 1999 ESPP

General. The 1999 ESPP was adopted in 1999, continuing stock purchase plans adopted in 1983 and 1996. The purpose of the 1999 ESPP is to attract, motivate and retain personnel by offering employees of the Company and eligible subsidiaries a convenient way to purchase shares of Common Stock at a discounted price and to provide an incentive for continued employment. The 1999 ESPP is designed to comply with the requirements of Section 423 of the Internal Revenue Code and Section 16(b) of the Securities Exchange Act of 1934. It is not subject to the Employee Retirement Income Security Act of 1974, nor subject to the qualification provisions of Section 401(a) of the Internal Revenue Code. The 1999 ESPP is administered by the Stock Option Committee whose members are “Non-Employee Directors” as that term is defined in Rule 16b-3 of the Securities and Exchange Commission. No member of the Committee is eligible to participate in the 1999 ESPP. The Committee is authorized to fix grant dates for offering under the 1999 ESPP, interpret the 1999 ESPP, and control and manage the operations and administration of the 1999 ESPP pursuant to such rules and regulations as it may from time to time adopt for carrying out the purposes of the 1999 ESPP.

Number of Shares. The maximum number of shares of Common Stock available for issuance under the 1999 ESPP is 550,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, and the like. If stockholders approve this Proposal III, the maximum number of shares of Common Stock available for issuance under the 1999 ESPP will be 750,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, and the like. Shares of Common Stock available for issuance under the 1999 ESPP may be either authorized but unissued shares of Common Stock, or shares which have been or may be reacquired by the Company, including treasury shares.

Participants. All regular employees of the Company and its subsidiaries who are designated by the Committee, who work more than 20 hours a week or more than five months during the year, may participate in the 1999 ESPP. The decision to participate is voluntary on behalf of the employee. Currently there are approximately 600 persons eligible to participate. Eligible employees may become participants by completing and delivering to the Company such election and other forms as are required by the Committee.

Offering Periods. New 12-month offering periods begin on grant dates specified by the Committee. Subsequent grant dates can not be less than approximately one year apart. Offering periods have historically coincided with the Company’s fiscal years.

Payroll Deductions. On the last business day of each offering period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments from 1% to 10% of their annual base compensation. No interest accrues on payroll deductions. Employees may not increase or decrease the rate during an offering period. A participant may withdraw from any offering period before the end of the offering period, in which even no stock will be purchased, and the Company will return the participant’s accumulated payroll deductions to the participant.

Purchase Price and Amount of Stock Purchased. When a participant enrolls in the 1999 ESPP, the participant essentially receives an option to purchase shares on the last day of the offering period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the 12-month offering period) or the purchase date (the last business day of the offering period, historically, the end of each fiscal year). If stockholders approve Proposal IV at the annual meeting, this look back feature will be eliminated and shares will only be purchased at 85% of the fair market value of the shares as of the purchase date. The number of shares a participant will be able to purchase will generally be equal to the payroll deductions accrued divided by the purchase price per share. The 1999 ESPP limits each participant’s share purchases in order to stay within the Internal Revenue Code’s $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). In addition, no employee may participate, if immediately after the option is granted, such employee beneficially owns (directly or by attribution) 5% or more of the Company’s Common Stock.

Assignment. An employee’s rights or options under the 1999 ESPP are exercisable only by him or her during his or her lifetime, and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be without effect, except that the Company may treat such act as an election to terminate an option.

Amendment. The Board may from time to time amend or terminate, consistent with applicable laws and regulations, the 1999 ESPP, without action by the Company’s stockholders, except for an amendment which would (i) increase the aggregate number of shares of the Company’s Common Stock subject to the 1999 ESPP, (ii) alter the classification of employees eligible to participate, (iii) increase the option price, or (iv) cause the 1999 ESPP not to qualify as an “employee stock purchase plan” under section 423(b) of the Internal Revenue Code, and no amendment or termination of the 1999 ESPP shall impair or adversely alter any outstanding Option without the consent of the employee participant therein.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the 1999 ESPP to U.S. based participants and to the Company. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. The Company encourages all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the 1999 ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participants dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of the Company. When a participant recognizes ordinary income by disposing of shares, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

In the event an offering is oversubscribed, the Committee may, in its sole discretion, either increase the number of shares in the offering or make a pro rata allocation of available shares in the offering in such a manner as it deems uniform and equitable. However, if the Committee decides to make a pro rata allocation, the payroll deductions elected by participants will be proportionately reduced to properly effectuate such allocation and the Committee will notify each participant in writing of such allocation.

PROPOSAL IV

APPROVAL OF AMENDMENT TO RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 1999 STOCK PURCHASE PLAN

On April 13, 2007, the Board unanimously adopted, subject to stockholder approval, an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan (the “1999 ESPP”) to eliminate the look back feature that offered participants purchasing Common Stock under the 1999 ESPP at a purchase price of 85% of fair market value as of the beginning of an offering period if that price was lower than 85% of fair market value as of the end of an offering period, which is the end of each of the Company’s fiscal years.

The proposed amendment to the 1999 ESPP is attached to this Proxy Statement as Appendix E. The amendment will not become effective unless stockholder approval of this Proposal is obtained. Approval will require the affirmative vote of a majority of the shares voted.

For information regarding the 1999 ESPP, please see the summary presented under Proposal III above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL REGARDING THE AMENDMENT OF THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES 1999 STOCK PURCHASE PLAN.

Reasons for the Proposed Amendment to the 1999 ESPP.

The look back feature provides a substantial benefit to the participants in the 1999 ESPP by decreasing their costs to purchase Common Stock under the plan, while significantly increasing the Company’s potential cost to provide shares for purchase by participants. The Board, however, believes that most companies do not offer such a look back feature to participants in their stock purchase plans and that eliminating this benefit will not significantly impact the Company’s ability to attract and retain employees nor impact the incentive to purchase Common Stock provided to the Company’s employees by the 1999 ESPP. Accordingly, the Board believes that it is in the Company’s best interest to reduce the Company’s cost by eliminating the look back feature.

PROPOSAL V

APPROVAL OF THE EDWARD J. RICHARDSON INCENTIVE COMPENSATION PLAN

On July 24, 2007, the Board , on the recommendation of its Compensation Committee and subject to stockholder approval, unanimously adopted the Edward J. Richardson Incentive Compensation Plan (the “EJR Incentive Plan” or “Plan”) to provide incentives for the Company’s Chief Executive Officer to improve Company performance and increase stockholder value.

The Plan is designed to take into account Section 162(m) of the Internal Revenue Code, as amended, which generally denies corporate tax deductions for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company as of the end of the Company’s taxable year. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In an effort to ensure that compensation payable under the Plan to the Chief Executive Officer will quality as performance-based compensation, the material terms of the performance goals in the Plan must be disclosed to and approved by stockholders before the compensation is paid. The material terms of the Plan and the performance measures described below are being submitted for approval by our stockholders at the annual meeting. Upon stockholder approval, we believe that qualified awards payable pursuant to the Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard. By approving the Plan, stockholders will be approving, among other things, the performance measures, eligibility requirements and incentive award limits contained therein.

The Plan would continue the annual incentive compensation plan for the Chief Executive Officer originally approved by the Board in 1983, as amended in 1985, and re-adopted by the Board every year since.

The EJR Incentive Plan will not become effective unless stockholder approval of this Proposal is obtained. Approval will require the affirmative vote of a majority of the shares voted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE EDWARD J. RICHARDSON INCENTIVE COMPENSATION PLAN.

The principal features of the Plan are summarized below. This summary does not contain all information about the Plan. A copy of the complete text of the EJR Incentive Plan is included in Appendix F to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the EJR Incentive Plan.

Description of the EJR Incentive Plan

Purpose. The EJR Incentive Plan is designed to reward the Mr. Richardson, the Chief Executive Officer of the Company, for achieving pre-established financial objectives that support the Company’s profitability.

Administration by the Compensation Committee. The Compensation Committee of the Board is responsible for administering the EJR Incentive Plan. Each member of the Committee is an “outside director” as defined by purposes of Section 163(m) of the Code.

Eligibility and Participation. The Plan will include only Mr. Richardson. The Committee will determine the terms and amounts of the Mr. Richardson’s awards.

Performance Objectives and Awards. Annual incentives shall be awarded in the form of annual cash payments, equal to 2% of the Company’s annual net income after taxes in each fiscal year, determined in accordance with generally accepted accounting principles, subject to the Committee’s right, in its sole and exclusive discretion, to reduce any and all awards, including a reduction to zero. No cash payment will be made with respect to any fiscal year if the Company has no net income after taxes for the fiscal year. No payment shall be made unless and until the Committee shall have certified in writing that the applicable financial objective has been attained. Awards based on criteria not listed in the Plan will not qualify as performance-based compensation under Section 162(m) of the Code.

Performance-Based Compensation Under Section 162(m) of the Code. The Plan is intended to provide an incentive compensation opportunity, which is exempt from the deduction limitations contained in Section 162(m) of the Code.

Termination and Amendment. The Board may amend, modify or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to Mr. Richardson under the Plan as of the date of such amendment, modification or termination.

Federal Tax Consequences

Upon receipt of cash awards under the Plan, Mr. Richardson will have taxable ordinary income for federal income tax purposes, in the year of receipt, equal to the amount of cash received. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income This discussion of the tax consequences of awards under the Plan does not purport to be complete in that it discusses only federal income tax consequences and it does not discuss tax consequences that may arise in special circumstances, such as the death of the participant.

PROPOSAL VI

PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee expects to engage Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008.

Although the Audit Committee is not required to do so, it is submitting its expected selection of the Company’s independent registered public accounting firm for ratification at the annual meeting in order to ascertain the views of its stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its selection.

One or more representatives of Ernst & Young will be present at the annual meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2008.

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES, AND ALL OTHER FEES

The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by the Company’s principal registered public accounting firm for the respective years.

	2007	2006
Audit Fees(1)	$1,594,022	$2,326,271
Audit-Related Fees	—	—
Tax Fees(2)	1,691,049	1,260,473
All Other Fees	—	—

Total	$3,285,071	$3,586,744

(1)	Audit Fees were for professional services rendered for the audits of the Company’s annual financial statements included in the Company’s Forms 10-K and 10-K/As for the fiscal years ended June 2, 2007, June 3, 2006 and May 28, 2005, the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Forms 10-Q and 10-Q/As during such fiscal year, statutory audits for certain of its non-U.S. subsidiaries and for the audits of the Company’s internal controls over financial reporting.
(2)	Tax Fees were for transfer pricing, tax compliance, and tax consulting services.

Audit Fees are reviewed and specifically approved by the Audit Committee on an annual basis. On April 7, 2003, the Audit Committee established formal policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of and amount to be expended for auditor services by specific categories of services to be provided. In addition, services not anticipated in the budget (so long as they are permitted services) or which exceed the budgeted amount may be authorized by the Company’s Chief Financial Officer if $20,000 or less, and if more than $20,000, with the approval of the Chairman of the Audit Committee and in each case with a submission and approval by the full Audit Committee at its next regularly quarterly scheduled meeting. Fees for such unanticipated services were approximately 4% of the total fees paid to the Company’s principal accountant for fiscal year 2007.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended June 2, 2007, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2008 Annual Meeting of Stockholders submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 9, 2008. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at the Company’s 2008 Annual Meeting of Stockholders outside the process of SEC Rule 14a-8 after July 18, 2008 shall be considered untimely. If such a proposal is submitted after that date, the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

OTHER MATTERS

The Board of Directors know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of the Company’s 2007 Annual Report on Form 10-K aid its Code of Conduct is available without charge to stockholders upon written request to:

Legal Department

Richardson Electronics, Ltd.

40W267 Keslinger Road

P. O. Box 393

Lafox, IL 60147-0393

By order of the Board of Directors,

EDWARD J. RICHARDSON

Chairman of the Board,

Chief Executive Officer and President

September 14, 2007

Appendix A

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 2001 INCENTIVE COMPENSATION PLAN

WHEREAS, Richardson Electronics, Ltd. (the “Company”) Board of Directors established the Richardson Electronics, Ltd. Employees 2001 Incentive Stock Option Plan (the “Plan”) on August 17, 2001 and approved by the stockholders of the Corporation on October 16, 2001; and

WHEREAS, the Board of Directors wish to amend the Plan, subject to stockholder approval, to increase the number of shares of the Common Stock, $.05 per share par value, of the Company (“Common Stock”) that are available for purchase upon the exercise of Options under the Plan by 900,000 by amending Section 3.1 of the Plan to read as follows:

“3.1 Number of Shares Available for Grant. Subject to adjustment as provided in Section 3.2 and Article X, the aggregate number of shares of Common Stock which may be issued under the Plan is One Million Eight Hundred Thousand (1,800,000).”

RESOLVED, that the Amendment to the Richardson Electronics, Ltd. Employees 2001 Incentive Stock Option Plan (the “Plan”) increasing the shares of common stock of the Company subject to the Plan by 900,000 shares be and it hereby is approved and adopted.

FURTHER RESOLVED, that the Amendment to the Plan be submitted to the stockholders of the Corporation for their approval at the next annual meeting of stockholders of the Corporation.

FURTHER RESOLVED, that an additional 900,000 shares of the Common Stock, $.05 par value of the Corporation be reserved for issuance pursuant to the terms and provisions of the Plan.

A-1

Appendix B

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 2001 INCENTIVE COMPENSATION PLAN

ARTICLE I

Purpose

The purposes of the Plan are to attract and retain capable executives and other key employees in the employ of Richardson Electronics, Ltd., a Delaware corporation (the “Company”) and its subsidiaries by giving these individuals the opportunity either to acquire an equity interest or to increase their present equity interest in the Company. The Company intends that certain of the Options granted pursuant to the Plan will qualify and that certain other of the Options will not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, and the terms of the Options shall be interpreted in accordance with their designation in the Option Agreement.

ARTICLE II

Definitions

As used in this Plan, the following terms shall each have the meaning set forth in this Article, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa and the masculine gender shall be deemed to include the feminine gender.

2.1 Board shall mean the Board of Directors of the Company.

2.2 Cash Bonus shall mean the right granted by the Committee pursuant to Section 6.11 with respect to certain Options and pursuant to Section 8.4.9 with respect to certain Stock Awards, which right shall entitle the Grantee to a cash payment from the Company in addition to the shares of Common Stock subject to such Option or Stock Award.

2.3 Code shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended and any regulation issued pursuant thereto by the Internal Revenue Service. Whenever any provision of the Code is renumbered or otherwise amended, this Plan shall, to the extent possible, be construed by reference to the successor to such provision.

2.4 Committee shall mean the Committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

2.5 Common Stock shall mean the common stock, $.05 par value, of the Company.

2.6 Company shall mean Richardson Electronics, Ltd., a Delaware corporation, and any successor to it.

2.7 Disinterested Person shall mean any member of the Board, who at the time discretion under the Plan is exercised is not eligible, and who has not at any time for one year prior thereto been eligible, for selection as a Grantee either under this Plan or as a grantee under any other plan of the Company, or any of the affiliates (as that term is used in the Securities Exchange Act of 1934, as amended) of the Company entitling the participants therein to acquire stock, stock appreciation rights, or stock options of the Company or any of its affiliates; provided that a member of the Board who is not an Employee shall not fail to qualify as a Disinterested Person solely as a result of having received a stock option upon becoming a member of the Board without any exercise of discretion by the Board.

2.8 Effective Date shall mean August 17, 2001, subject to the approval of a majority of the stockholders of the Company entitled to vote thereon at the next annual meeting of the stockholders of the Company or any adjournment thereof. In the event the stockholders of the Company shall fail to so approve the Plan, each Option or Restricted Stock Award granted under the Plan on or after the Effective Date shall be and become null and void.

2.9 Employee shall mean any individual employed by and receiving compensation from the Company or any Subsidiary.

2.10 Fair Market Value of Common Stock shall mean an amount equal to the mean of the closing bid and asked quotations for a share of Common Stock in the over-the-counter market as of the date for which such value is being determined, as reported by the National Association of Securities Dealers, Inc. through NASDAQ or, in the event that the Common Stock is listed on any exchange (including, without limitation, the NASDAQ National Market System), the price established by the last sale on such exchange on that date or, if there were no sales on that date, the mean of the bid and asked prices for Common Stock on that exchange at the close of business on that date.

2.11 Grantee shall mean an Employee who is granted either an Option or a Stock Award by the Committee under the Plan.

2.12 Incentive Stock Option means an Option qualifying as an “incentive stock option” under Section 422 of the Code.

2.13 Nonqualified Stock Option means an Option which is not an Incentive Stock Option.

2.14 Option shall mean an option to purchase a specific number of shares of the Common Stock that is granted by the Committee on or subsequent to the Effective Date pursuant to the terms of the Plan.

2.15 Option Agreement shall mean a written agreement evidencing the right of the Grantee to purchase Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VI.

2.16 Option Price means the purchase price for Common Stock under an Option as determined pursuant to Article VI below.

2.17 Plan shall mean the Richardson Electronics, Ltd. Employees’ 2001 Incentive Compensation Plan, as set forth herein, as amended from time to time.

2.18 Restricted Stock Agreement shall mean a written agreement evidencing the right of the Grantee to receive Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VIII.

2.19 Stock Award shall mean a grant by the Committee of a specific number of shares of Common Stock to an eligible Employee pursuant to the terms of the Plan in recognition of the services performed by such Employee for the Company and without payment of any other consideration by the Employee.

2.20 Subsidiary shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Code, as that section may be amended from time to time.

ARTICLE III

Shares Subject to Plan

3.1 Number of Shares Available for Grant. Subject to adjustment as provided in Section 3.2 and Article X, the aggregate number of shares of Common Stock which may be issued under the Plan is Nine Hundred Thousand (900,000) and no Grantee may be issued Options and Stock Awards under the Plan for more than One Hundred Thousand (100,000) shares in any one year.

3.2 Shares Subject to Options and Awards that Terminate. In the event that any Option terminates for any reason (whether vested or non-vested at the time of termination) without having been exercised in full, a number of shares of the Common Stock equal to the number of unpurchased shares of Common Stock subject to that Option shall become available for issuance under the Plan. In the event that any of the shares of Common Stock that have been issued in connection with any Stock Award are subsequently forfeited, such shares shall once again become available for issuance under the Plan but only if the Grantee received no benefits of ownership from such shares, such as dividends.

3.3 Source of Shares. The shares of Common Stock issued under the Plan shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company.

ARTICLE IV

Administration

4.1 Authority of Committee. The authority to control and manage the operations and administration of the Plan shall be vested exclusively in the Committee which shall be appointed by the Board and shall consist of not less than two (2) members of the Board. All members of the Committee shall be Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. The Board may appoint new members to the Committee to fill any vacancies occurring in the membership of the Committee.

4.2 Determinations to be made by Committee. Subject to the provisions of this Plan, the Committee shall determine: (1) the Grantees, (2) the number of shares of Common Stock subject to an Option or Stock Award, (3) the dates upon which Options and Stock Awards are granted, (4) subject to Section 6.3, the date or dates upon which an Option may be exercised, (5) the manner in which an Option may be exercised, (6) whether and for what period the Option may be exercised after the Grantee ceases to be an Employee, (7) whether or not the Option is to an Incentive Stock Option, (8) such other terms to which an Option or Stock Award is subject (including the time at which it vests and whether it entitles the Grantee to receive a Cash Bonus), and (9) the form of any Option Agreements and of any Restricted Stock Agreements.

4.3 Interpretation of Plan. The Committee shall interpret the Plan and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provisions of, and the determination of any question arising under the Plan, any such rule or regulation, or any Option Agreement or Restricted Stock Agreement shall be final and binding on all persons interested in the Plan. Option Agreements or Restricted Stock Agreements may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Grantee except to the extent that such amendment operates solely to the benefit of the Grantee.

4.4 Actions by Committee. The Committee shall maintain written minutes of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members, shall be the acts of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

4.5 Actions Performed in Good Faith. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

ARTICLE V

Eligibility

All key administrative, managerial and executive Employees, as determined in the sole discretion of the Committee, shall be eligible to receive both Options and Stock Awards.

ARTICLE VI

Terms and Conditions of Options

All Options granted by the Committee under the Plan shall be evidenced by an Option Agreement which shall be in such form as the Committee may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company. Each such Option Agreement shall be subject to the terms and conditions of the Plan as well as such other terms and conditions as the Committee may deem desirable, including but not limited to the period or times at which the Grantee’s rights vest, and shall provide in substance as follows:

6.1 Number of Shares and Option Price. Each Option Agreement shall specify the number of shares of Common Stock subject to such Option and the purchase price per share for such shares. The purchase price per share shall not be less than 50% of the Fair Market Value of the Common Stock on the date that the Option is granted and the purchase price per share of Common Stock subject to an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock on the date that the Option is granted. The number of shares and the purchase price per share shall be subject to adjustment as provided in Article X. For all Incentive Stock Options granted, the aggregate Fair Market Value of the Common Stock (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year (together with options granted under all incentive stock option plans of the Company, any parent corporation or Subsidiary) shall not exceed One Hundred Thousand Dollars ($100,000) for any one Grantee.

6.2 Transferability of Options. At the direction of the Committee, exercised upon grant of an Option, each Option Agreement shall provide either: (i) that during the life of the Grantee the Option is non-transferable and non-assignable by the Grantee and may be exercised (to the extent vested) only by the Grantee or his guardian or legal representative and in the event the Grantee dies prior to the expiration of the term of the Option, the Option (to the extent vested) may be exercised only by the Grantee’s designated Beneficiary or in the absence of such designation by his legal representative or other successor in trust; or (ii) that during the life of the Grantee the Option is non-transferable and non-assignable by the Grantee except that it may be transferred and assigned to members of the Grantee’s family, trusts for such family members, or partnerships whose only partners are such family members and may be exercised (to the extent vested) only by the Grantee or his or her guardian or legal representative or such permitted assignee and in the event the Grantee dies prior to the expiration of the term of the Option, the Option (to the extent vested) may be exercised only by the Grantee’s designated Beneficiary or in the absence of such designation by his legal representative or other successor in trust, or if assigned prior to his death only by the permitted assignee to whom assigned. For purposes hereof a family member of a Grantee shall mean the Grantee’s spouse, children and grandchildren. No consideration may be received by the Grantee for the transfer or assignment of an Option. The assignee of any Option transferred or assigned by a Grantee shall be subject to all conditions of the Option prior to its transfer or assignment and may not make any further assignments or transfers of the Options. These restrictions shall be set forth in the Option Agreement.

6.3 Maximum Term. Each Option Agreement shall set forth the period during which it may be exercised; provided, however, that any Option granted pursuant to this Plan shall expire not more than ten (10) years from the date that the Option is granted.

6.4 Exercise of Options Upon Termination of Employment. Except as otherwise provided in this Plan each Option Agreement shall provide that:

(a) If a Grantee ceases to be an Employee, for any reason other than the Grantee’s death, disability, or termination for cause, the Grantee may exercise his or her Options in accordance with their terms for a period of three months after such termination of employment unless such Option provides otherwise, but only to the extent the Grantee was entitled to exercise the Options on the date of termination. For purposes of the Plan: (i) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the Employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment.

(b) If a Grantee ceases to be an Employee due to the Grantee’s disability, he or she may exercise his or her Option in accordance with its terms for one year after he or she ceases to be employed unless such Option earlier expires by its terms, but only to the extent that the Grantee was entitled to exercise the Option on the date of such termination.

(c) If a Grantee dies either while an Employee or otherwise during a time when the Grantee could have exercised an Option, the Options issued to such Grantee shall be exercisable in accordance with their terms by the Grantee’s designated Beneficiary or in the absence of such designation by the personal representative of such Grantee or other successor to the interest of the Grantee for a period of one year after such Grantee’s death to the extent that the Grantee was entitled to exercise the Option on the date of death but not beyond the original term of the Option.

(d) If a Grantee’s employment is terminated for cause, the Grantee shall have no further right to exercise any Option previously granted him or her.

6.5 Intra-Corporate Transfers. Each Option Agreement shall provide that a transfer of employment from the Company to a Subsidiary or vice versa or between two such Subsidiaries shall not be deemed a termination of employment.

6.6 Method of Exercise of Options. Each Option Agreement shall provide that the Option shall be exercised by delivering a written notice of exercise to the Company and payment of the purchase price as hereinafter provided. Each such notice shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. A certified or cashier’s check in full payment of the purchase price for the number of shares of Common Stock specified in the notice must accompany such notice; provided, however, the purchase price may be paid in such other manner or form as the Committee may approve, including, without limitation, by delivery of a certificate or certificates for shares of Common Stock owned by the Grantee having a Fair Market Value at the date of exercise equal to the purchase price for such shares, or any combination of the foregoing. Any stock certificate or certificates delivered must be endorsed, or accompanied by an appropriate stock power, to the order of the Company, with the signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. No shares of Common Stock shall be issued in connection with an exercise of the Option until payment for such shares has been made. The Company may make appropriate arrangements with a broker or other institution to receive sale or loan proceeds in the amount of the exercise price upon delivery of an appropriate irrevocable exercise notice and instructions to promptly deliver the sale or loan proceeds or similar arrangements satisfactory to the Committee. The delivery of such notice and instructions or compliance with similar arrangements approved by the Committee shall be deemed conditional payment of the purchase price authorizing delivery of the shares by the Company.

6.7 Forfeiture. An Option Agreement may provide for such conditions on the right of the Grantee to exercise his or her Option as the Committee, in its sole discretion, deems appropriate, which conditions may, without limitation, include conditions based upon either (i) the completion by the Grantee of a further period of continued employment or (ii) the performance of the Company, of any Subsidiary, or any division thereof, or of the

Grantee. Without limiting the foregoing, an Option Agreement may provide that the Committee may, in its sole discretion, terminate in whole or in part any portion of the Option which has not yet become vested if it determines that the Grantee is not satisfactorily performing the duties to which he or she was assigned on the date the Option was granted or duties of at least equal responsibility.

6.8 Withholding. Each Option Agreement shall provide that the Company shall have the right to require the Grantee to remit and the Grantee shall have the obligation to remit to the Company, or to withhold from other amounts due to the Grantee as compensation or otherwise (including, but not limited to the Cash Bonus, if any, granted as part of the Option or Option shares), an amount sufficient to satisfy all applicable withholding taxes. At the Committee’s election, such amount shall be satisfied with cash or shares of Common Stock.

6.9 Beneficiaries. Each Option Agreement may provide that the Grantee may designate the person or persons (collectively the “Beneficiary”) who, in the event of the death of the Grantee, may exercise the Option(s) held by the Grantee at the time of his or her death and may also include restrictions on the ability of Beneficiaries to exercise the Grantee’s Options. Any designation of a Beneficiary shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Committee. In the event that the Grantee fails to designate a Beneficiary or that none of his or her Beneficiaries survive the Grantee, the legal representative of the Grantee may exercise the Grantee’s vested Options to the same extent as a Beneficiary. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Committee.

6.10 Section 422A(b) Statement. Each Option Agreement which is intended to be a Non Qualified Stock Option shall contain the statement “This Option shall not be treated as an Incentive Stock Option within the meaning of Internal Revenue Code Section 422A.”

6.11 Cash Bonus. In the event that the Committee, in its sole discretion, grants a Cash Bonus to the Grantee as part of the Option, then in addition to the provisions described above, the Option Agreement shall contain provisions describing the amount of such Cash Bonus, and the time or times at which the Grantee’s right to such Cash Bonus vests.

6.12 Surrender of Prior Options. An Option Agreement may, in the Committee’s discretion, provide that the Option is contingent upon the Grantee agreeing to the cancellation without exercise of another stock option granted under the Plan or any other plan maintained by the Company or any Subsidiary. In the event that the stockholders of the Company fail to approve the Plan as provided in Section 2.8 above, then any option which has been surrendered for cancellation without exercise pursuant to this Section 6.12 shall remain in effect as originally granted and the agreement evidencing such option shall be returned to the grantee of such option.

ARTICLE VII

Exercise of Options

7.1 Date of Exercise. For all purposes the date of exercise of the Option shall be the date on which the notice described in Section 6.6 shall have been delivered to the Company and pays the purchase price for the shares then being purchased, but the exercise of that Option shall not be effective unless and until the person (or persons) exercising the Option complies with all the provisions of the Plan, Option Agreement or of the Committee governing the exercise of the Option within a reasonable time after the delivery of such notice.

7.2 Delivery of Certificate. The Company shall deliver certificates for the shares of Common Stock subject to the Option, within a reasonable period of time after the day on which the exercise of the Option is effective provided that the Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of Common Stock prior to the completion of such registration or other qualification of the Common Stock under any applicable law, rule or regulation as the Company shall determine to be necessary, and compliance with all other applicable laws, rules or regulations as the Company shall determine to be necessary, and in any such event the date of delivery shall be extended for the period necessary and compliance with all other applicable laws, rules or regulations as the Company shall determine to be necessary. No one shall be or be deemed to be the holder of any Common Stock subject to an Option unless and until certificates for the shares of such Common Stock are issued to that person.

ARTICLE VIII

Terms and Conditions of Stock Awards

8.1 Generally. The Committee shall, in its sole and absolute discretion, determine whether a Stock Award shall take the form of (i) an unrestricted grant of shares of Common Stock or (ii) a grant of shares of Common Stock which are subject to the risk of forfeiture.

8.2 Fully Vested Grant of Stock. If the Committee determines that the Stock Award shall take the form of an unrestricted grant of shares of Common Stock, then it shall, after the payment of applicable withholding taxes by the Grantee, cause a certificate representing such shares to be delivered to the Grantee.

8.3 Grant of Stock Subject to the Risk of Forfeiture. If the Committee determines that the Stock Award shall take the form of a grant of shares of Common Stock which are to remain subject to the risk of forfeiture for a period of time, then it shall take or cause to be taken the steps set forth in this Section 8.3:

8.3.1 Restricted Stock Agreement. The Committee shall cause the Stock Award to be evidenced by a Restricted Stock Agreement which, subject to Section 8.4, shall be in such form as the Committee may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company.

8.3.2 Stock Certificates.

(a) The Company shall cause a certificate or certificates representing the shares subject to the Restricted Stock Agreement to be registered in the name of the Grantee which certificate(s) shall bear the following legend:

The shares represented by this certificate have been issued pursuant to the terms of a Restricted Stock Award made under the Richardson Electronics, Ltd. Employees’ 2001 Incentive Compensation Plan and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such time as is set forth in that certain Restricted Stock Agreement dated the      day of             ,         , by and between Richardson Electronics, Ltd. and                     .

(b) In order to enforce the restrictions on the shares subject to the Restricted Stock Agreement, the Committee shall require the Grantee, immediately upon receipt of a certificate or certificates representing such shares, to deposit such certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

(c) At such time as any number of the shares of Common Stock are no longer subject to the restrictions, terms, and conditions of the Grantee’s Restricted Stock Agreement (the “Unrestricted Shares”), the Committee shall cause a new certificate to be delivered to the Grantee, without the legend set forth above, for the Unrestricted Shares. The shares remaining subject to the Restricted Stock Agreement shall either be canceled or, if appropriate under the terms of the Restricted Stock Agreement, continue to be held by the Company or held in escrow subject to the restrictions, terms, and conditions of the Restricted Stock Agreement.

(d) In the event that a Grantee becomes entitled to receive any new, additional, or different securities by virtue of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock subject to the Participant’s Restricted Stock Agreement, such securities shall be subject to the same restrictions, terms and conditions as apply to the shares of Common Stock subject to such Restricted Stock Agreement.

8.4 Form of Restricted Stock Agreement. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan as well as such other terms and conditions as the Committee may deem desirable and shall provide in substance as follows:

8.4.1 Number of Shares. Each Restricted Stock Agreement shall specify the number of shares of Common Stock subject to such Restricted Stock Agreement.

8.4.2 Non-Transferability of Restricted Stock. Each Restricted Stock Agreement shall provide: (i) that during the life of the Grantee the shares subject to the Restricted Stock Agreement may not be transferred or assigned by the Grantee, and that such shares may be received (to the extent vested) only by the Grantee or his or her guardian or legal representative, and (ii) that upon the death of the Grantee the shares of Common Stock (to the extent vested) subject to any Restricted Stock Agreement held by him or her at the time of his death which have not been previously delivered to the Grantee shall be distributed to his or her designated Beneficiary or in the absence of such designation to his or her legal representative or other successor in interest.

8.4.3 Intra-Corporate Transfers. Each Restricted Stock Agreement shall provide that a transfer of employment from the Company to a Subsidiary or vice versa or between two such Subsidiaries shall not be deemed a termination of employment.

8.4.4 Forfeiture. In addition to any other condition or other vesting requirement, a Restricted Stock Agreement may provide that a Grantee may forfeit in whole or in part any portion of the shares of Common Stock subject to such Restricted Stock Agreement which have not yet become vested if the Committee may, in its sole discretion, determine that the Grantee is not satisfactorily performing the duties to which he or she was assigned on the date the Stock Award was granted or duties of at least equal responsibility.

8.4.5 Vesting. Each Restricted Stock Agreement shall contain a schedule setting forth the period over which or the conditions upon which the Grantee’s rights in the shares of Common Stock subject to the Restricted Stock Agreement vest (which may include any conditions described in Section 6.7) and shall also provide whether the Restricted Stock Agreement becomes vested, in whole or in part, if the Grantee dies before his or her rights would otherwise have become fully vested.

8.4.6 Stockholder Rights. Each Restricted Stock Agreement shall provide that during its term the Grantee shall be entitled to receive all dividends paid on all of the shares of Common Stock subject to such Restricted Stock Agreement, to vote all such shares, and to enjoy all other stockholder rights, except that the Grantee shall neither (i) be entitled to the delivery of the certificate evidencing shares except as provided in Section 8.3 above nor (ii) be able to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such shares until such time he or she has received a certificate evidencing such shares.

8.4.7 Beneficiary. Each Restricted Stock Agreement shall provide that the Grantee may designate the person or persons (collectively the “Beneficiary”) who, in the event of the death of the Grantee, shall receive the certificate(s) evidencing shares of Common Stock (to the extent vested) subject to the Restricted Stock Agreement held by the Grantee at the time of his death. Any such designation shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Committee. In the event that the Grantee fails to designate a Beneficiary or that none of his Beneficiaries survive the Grantee, the legal representative of the Grantee shall receive the certificate(s) evidencing the shares of Common Stock (to the extent vested) subject to the Grantee’s Restricted Stock Agreement. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Committee.

8.4.8 Withholding. Each Restricted Stock Agreement shall provide that the Company shall have the right to require the Grantee to remit and the Grantee shall have the obligation to remit to the Company, or to withhold from other amounts due the Grantee, as compensation or otherwise (including but not limited to any Cash Bonus granted in connection with the related Stock Award), an amount sufficient to satisfy all applicable withholding tax requirements. At the Committee’s election, such amount shall be satisfied with cash or Common Stock.

8.4.9 Cash Bonus. In the event that the Committee grants a Cash Bonus in connection with the Stock Award, then in addition to the provisions described above, the Restricted Stock Agreement shall contain provisions describing the amount of such Cash Bonus, and the time or times at which the Grantee’s right to such Cash Bonus vests.

ARTICLE IX

Terms and Conditions of Cash Bonuses

9.1 Grant of Cash Bonuses. The Committee may, in its sole discretion, grant Cash Bonuses as part of any Option or Stock Award granted under the Plan. Such Cash Bonuses may be granted at any time during the term of the Option or Stock Award to which it relates.

9.2 Amount and Vesting of the Cash Bonuses.

(a) In the case of Cash Bonuses granted in connection with an Option, the Grantee’s (or his Beneficiary) right to receive a Cash Bonus shall vest each time he purchases shares of Common Stock subject to such Option. The amount of such Cash Bonus shall be equal to the product obtained by multiplying (A) the excess, if any, of the Fair Market Value (determined pursuant to paragraph (d) below) of the shares so purchased over the purchase price for such shares times (B) a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax (as that term is defined in Section 9.5 below) and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

(b) In the case of Cash Bonuses granted in connection with a Stock Award described in Section 8.2, the Grantee’s right to a Cash Bonus shall vest at the time the certificate representing the shares subject to the Stock Award is delivered to the Grantee (or his Beneficiary). The amount of the Cash Bonus shall be equal to the product obtained by multiplying the Fair Market Value (determined pursuant to paragraph (d) below) of such shares times a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

(c) In the case of Cash Bonuses granted in connection with a Stock Award described in Section 8.3, the Grantee shall be entitled to receive a Cash Bonus. Right to a Cash Bonus shall vest when a certificate representing Unrestricted Shares is delivered to the Grantee (or his Beneficiary) pursuant to Section 8.3.2(c) or if the employee makes an election under Section 83(b) of the Code, when a certificate is issued in accordance with Section 8.3.2(a). The amount of such Cash Bonus shall be equal to the product obtained by multiplying the Fair Market Value (determined pursuant to paragraph (d) below) of the Unrestricted Shares evidenced by such certificate times a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

(d) For purposes of this Section 9.2, the Fair Market Value of the shares shall be determined as of the date on which the shares “first become transferable or are not subject to a substantial risk of forfeiture,” (within the meaning of Code Section 83) whichever occurs earlier as determined by the Committee in its sole and absolute discretion.

9.3 Payment of Cash Bonus. The Company may either pay the Cash Bonus to a Grantee or withhold all or a portion of the Cash Bonus and apply such amount to the payment of withholding taxes due in connection with amounts received by the Grantee pursuant to the Plan.

9.4 Combined Marginal Rate of Tax. For purposes of this Article IX, the term Combined Marginal Rate of Tax shall mean an amount equal to the sum of the highest marginal rates of federal, state and local income taxes applicable to individuals residing in the state and city where the Grantee resides, giving effect to the deductibility for federal income tax purposes of state and local income taxes. In the event that the Grantee is neither a resident nor citizen of the United States, this Section 9.4 shall be applied by replacing the term “federal, state and local income taxes” with the term “all applicable income taxes” wherever it appears herein.

9.5 Construction. It is the intention of the Company that the amount of a Cash Bonus be calculated at the time at which the ownership of the shares of Common Stock subject to the related Option or Stock Award results in the inclusion of income by the Grantee pursuant to Code Section 83 and this Section shall be so construed and applied. Nothing contained herein shall be construed as a guarantee by the Company that the Internal Revenue Service, or other taxing authority, will agree with the determination of the Committee as to the date upon which such inclusion income occurs or the amount thereof. In the event of any such disagreement, nothing contained herein shall be construed as a promise of an additional payment by the Company to the Grantee.

ARTICLE X

Effect of Certain Changes

10.1 Anti-Dilution. If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, the number of shares of Common Stock available for issuance under the Plan, the number of such shares covered by outstanding Options and Restricted Stock Awards, and the price per share of such Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

10.2 Change in Par Value. In the event of a change in the Common Stock of the Company, as presently constituted as of the date of this Amendment and Restatement of the Plan, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

10.3 Mergers, Recapitalization, Etc. In the event that the Company enters into an agreement or plan to merge or consolidate with any other corporation, to reclassify, reorganize or otherwise substantially alter its capital or business structure, to sell all or a substantial part of its business or assets, or to dissolve, the Committee may make such changes in the terms of outstanding Option Agreements and Restricted Stock Agreements as may be equitable and appropriate in the context of such transaction, including without limitation substituting for the shares of Stock subject to such Agreements equity interests in any entity which will succeed to the business of the Company pursuant to such transaction, accelerating the vesting schedule in such Agreement, and providing that outstanding Options will lapse if not exercised during a reasonable period prior to such transaction.

10.4 Adjustments to be made by Committee. The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

10.5 Rights of Option Grantee. A Grantee of an Option shall not have any of the rights or privileges of a stockholder of the Company unless and until certificates evidencing the shares of Common Stock subject to such Option have been issued and delivered to the Grantee.

10.6 Right of Company to Make Adjustments. The grant of an Option or a Stock Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

ARTICLE XI

Amendment and Termination

The Board shall have the right to amend or suspend, or terminate the Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment shall be made to the Plan (except to conform the Plan, the Option Agreements or Restricted Stock Agreements thereunder to changes in the Code or governing law) which: (1) increases the total number of shares of Common Stock which may be issued under the Plan, or (2) lowers the minimum option price specified in Article VI. No amendment to the Plan shall be made by the Board that materially changes the terms of the Plan as to impair or adversely alter the rights of a Grantee or other option holder without such person’s consent.

ARTICLE XII

Application of Funds

Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.

ARTICLE XIII

Notice

Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 40W267 Keslinger Road, LaFox, Illinois 60147, Attention: Stock Option Committee.

ARTICLE XIV

Term of Plan

The Board may terminate the Plan at any time but if not sooner terminated it shall terminate at the close of business on August 17, 2011. Options may not be granted and Restricted Stock Awards may not be made after the Plan terminates. Termination of the Plan shall not, however, affect the rights of Grantees under previously granted Options or Restricted Stock Awards, and all unexpired Options and Restricted Stock Awards shall continue in force and operation after termination of the Plan until they are exercised, lapse or terminate by their own terms and conditions, and the Plan shall continue in effect solely with respect to such Options and Restricted Stock Awards for so long as they remain outstanding.

ARTICLE XV

No Contract of Employment

Neither the adoption of the Plan nor the grant of any Option or Restricted Stock Award shall be deemed to obligate either the Company or any Subsidiary to continue the employment of any Employee.

ARTICLE XVI

Section 16 of the Securities Exchange Act

With respect to Grantees subject to Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Adopted by the Board of Directors on August 17, 2001

Approved by the Stockholders on October 16, 2001

Appendix C

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 1999 STOCK PURCHASE PLAN

WHEREAS, Richardson Electronics, Ltd. (the “Company”) Board of Directors established the Richardson Electronics, Ltd. Employees’ 1999 Stock Purchase Plan (the “Plan”) on April 13, 1999, amended on April 11, 2001, July 15, 2003 and July 13, 2004 and approved by the stockholders of the Corporation; and

WHEREAS, the Board of Directors wish to amend the Plan, subject to stockholder approval, to increase the number of shares of the Common Stock, $.05 per share par value, of the Company (“Common Stock”) that are available for purchase upon the exercise of Options under the Plan by 200,000 amending Section 3.1 of the Plan to read as follows:

“Section 3.1 The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be Seven Hundred Fifty Thousand (750,000) shares, subject to appropriate adjustment as provided in Article XIX.”

RESOLVED, that the Amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan (the “Plan”) increasing the shares of common stock of the Company subject to the Plan by 200,000 shares be and it hereby is approved and adopted.

FURTHER RESOLVED, that the Plan be submitted to the stockholders of the Corporation for their approval at the next annual meeting of stockholders of the Corporation.

FURTHER RESOLVED, that an additional 200,000 shares of the Common Stock, $.05 par value of the Corporation be reserved for issuance pursuant to the terms and provisions of the Plan.

C-1

Appendix D

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 1999 STOCK PURCHASE PLAN

Richardson Electronics, Ltd. (the “Company”) hereby establishes the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan (the “Plan”), an employee stock purchase plan as defined in Section 423(b) of the Internal Revenue Code of 1954.

Article I

Purpose

The purpose of the Plan is to provide Employees with an opportunity to acquire a proprietary interest in the Company through the exercise of options to purchase shares of the Common stock of the Company. It is the judgment of the Board that the acquisition of a proprietary interest in the Company by its Employees will increase their personal interest in its growth and progress and encourage them to remain in the Company’s employ, thereby promoting the interests of the Company and all its stockholders. The Company intends that the Plan shall qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

Article II

Definitions

The following words and terms, as used in the Plan, shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and the masculine gender shall be deemed to include the feminine gender.

2.1 Board. The Board of Directors of the Company.

2.2 Code. The Internal Revenue Code of 1954, as now in effect or as hereafter amended.

2.3 Committee. The Stock Option Committee or such other committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

2.4 Common Stock. The common stock, $.05 per share par value, of the Company.

2.5 Company. Richardson Electronics, Ltd., a corporation organized and existing under the laws of the State of Delaware, and any successor to it.

2.6 Employee. Any individual employed by and receiving compensation from the Company or a Related Company.

2.7 Exercise Date. The last business day prior to the expiration of the term of an Option, or, if an Option expires on a pay day, the day of expiration of the term of such Option.

2.8 Grant Date. The date on which the Company makes an Offering under the Plan.

2.9 Offering. A grant of Options under the Plan to all Participants.

2.10 Option. An option to purchase shares of the Common Stock granted by the Company pursuant to an Offering under the Plan.

2.11 Option Price. The purchase price of the Common Stock subject to an Option, as set forth in Article XII.

2.12 Optionee. A Participant who elects to participate in an Offering under the Plan in accordance with the provisions of Article VII.

2.13 Participant. An Employee who satisfies the eligibility requirements set forth in Article V.

2.14 Plan. The Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan, as set forth herein, as may be amended from time to time hereafter.

2.15 Related Company. As of any Grant Date, the term “Related Company” shall include all “parents” and “subsidiaries” (as hereinafter defined) of the Company. A “parent” shall be any corporation that owns stock possessing at least 50% of the total combined voting power of all stock of the Company or of another parent. A “subsidiary” shall be any corporation if stock possessing at least 50% of the total combined voting power of all stock of such corporation is owned by the Company or by another subsidiary.

Article III

Shares Subject to Plan

3.1 The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be Three Hundred Fifty Thousand (350,000) shares, subject to appropriate adjustment as provided in Article XIX.

3.2 The shares of the Common Stock issued to an Optionee upon the exercise of an Option shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any Common Stock reacquired by the Company, including Common Stock purchased in the open market by the Company.

3.3 If an Offering shall terminate and all shares of the Common Stock available for purchase thereunder are not purchased by the Optionees, the unpurchased shares of the Common Stock subject to the Offering shall become available for the granting of Options in other Offerings.

3.4 Anything to the contrary notwithstanding, if at any time during the term of the Plan the available shares of the Common Stock in connection with any Offering are oversubscribed for by the Optionees, the Committee may, in its sole discretion, either:

(a) increase the number of shares of the Common Stock in the Offering, provided that the Committee shall not have the authority to increase the total number of shares of the Common Stock which are available for purchase under the Plan, as set forth in Section 3.1 above, or the maximum number of shares of Common Stock which an Optionee may purchase in the Offering, as set forth in Sections 10.1 and 10.2 below; or

(b) make a pro rata allocation of the available shares of the Common Stock allocated to such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

3.5 In the event that the Committee elects to make a pro rata allocation (as described in Section 3.4(b) above), the payroll deductions elected by the Optionees shall be appropriately reduced to properly effectuate such allocation and the Committee shall give written notice of such reduction to each Optionee.

Article IV

Administration

4.1 The authority to control and manage the operations and administration of the Plan shall be vested exclusively in the Committee.

4.2 The Committee shall be appointed by the Board and shall consist of not fewer than two (2) members of the Board. All members of the Committee shall be persons who are “Non-Employee Directors” as that term is defined by Rule 16b-3 of the Securities and Exchange Commission as in effect and interpreted from time to time. In the event of any vacancy in the membership of the Committee, a successor member shall be appointed by the Board to fill such vacancy as promptly as practical.

4.3 The Committee shall fix the Grant Dates and shall give written notice to the Participants of each Offering, specifying the number of shares of the Common Stock available for purchase in such Offering.

4.4 The Committee shall be authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the purpose of the Plan as it deems appropriate in its sole discretion. Any such interpretations shall be final and binding unless otherwise determined by the Board.

4.5 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan.

4.6 The Committee may in its discretion from time to time determine the method and timing of fixing the applicable exchange rates for Optionees whose compensation is not paid in United States currency.

Article V

Eligibility

5.1 Each Employee who is employed by the Company or a Related Company who the Committee has designated as a Related Company whose employees may participate shall be eligible to participate in, and be granted an Option under, the Plan. For purposes of this Plan, an Employee shall not include any individual whose customary employment with the Company or a Related Company is for twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

5.2 Anything to the contrary notwithstanding, no Employee may participate in, and be granted an Option under, the Plan if, immediately after the Option is granted, such Employee would own stock possessing 5% or more of the total voting power of all classes of stock of the Company or of any Related Company. For purposes of determining the ownership of the Common Stock by an Employee, the stock attribution rules of Section 425(d) of the Code shall apply and the maximum number of shares of the Common Stock which the Employee could purchase under such Option pursuant to Section 10.1, and the maximum number of shares of stock which the Employee could purchase under all other outstanding options (whether or not issued under this Plan) granted by the Company or by any Related Company, shall be treated as then owned by such Employee.

Article VI

Common Stock Offerings

6.1 The Committee shall, from time to time, fix a Grant Date on which the Company shall grant Options to purchase such aggregate number of shares of the Common Stock as the Company, in its sole discretion, shall determine. The Committee shall, at least thirty (30) days prior to any Grant Date fixed by it, give written notice of the Offering to all Participants.

6.2 No Grant Date shall precede or coincide with the Expiration Date of a previously granted Option.

Article VII

Participation in Plan

7.1 Participants may become Optionees by completing and delivering to the Personnel Department of the Company such election and other forms as may be required by the Committee, including a payroll deduction form, no later than ten (10) days prior to a Grant Date or such earlier date as the Committee may require in its written notice of the Offering. Such payroll deduction form shall become effective as of the Grant Date. An Optionee may not have more than one payroll deduction form in effect simultaneously.

7.2 Payroll deductions for an Optionee shall commence on the first pay day on or after the Grant Date and shall end on the last pay day prior to the expiration of the Option (as set forth in Article XI below) or, if the Option expires on a pay day, on that day, unless sooner terminated by the Optionee as provided in Article XV below.

Article VIII

Payroll Deductions

8.1 Each payroll deduction form delivered by an Optionee shall (a) state the percentage of the Optionee’s base compensation which shall be deducted from his regular paycheck on each pay day during the term of the Option, (b) authorize the purchase of shares of the Common Stock for the Optionee on the Exercise Date and (c) specify the exact name (or names, subject to Section 16.3 below) in which the shares of the Common Stock purchased for the Optionee are to be issued by the Company.

8.2 An Optionee may authorize payroll deductions in any full percentage of his base compensation (before withholding and any other deductions), up to but not more than ten percent (10%), in effect on the Grant Date; provided, however, that for purposes of determining base compensation hereunder, an Optionee’s annual base compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be excluded. Notwithstanding the preceding, if amounts withheld are in excess of the amount necessary to acquire the maximum number of shares of Common Stock set forth in Section 10.1 or 10.2, no further amounts shall be withheld, and any excess shall be refunded to such Optionee.

8.3 An Optionee shall not be entitled to increase or decrease the amount of his payroll deduction during the term of an Option.

8.4 Whenever an adjustment in an Optionee’s base compensation occurs during the term of an Option, the amount of such Optionee’s payroll deduction shall be automatically adjusted to reflect such change, unless the Optionee indicates otherwise. Notwithstanding the preceding sentence, if increases in an Optionee’s base compensation during the term of an Option would result in amounts being withheld in excess of the amount necessary to acquire the maximum number of shares of Common Stock set forth in Section 10.1 or 10.2, no further amounts shall be withheld, and any excess shall be refunded to such Optionee.

8.5 All payroll deductions made on behalf of an Optionee shall be credited to his separate account maintained under the Plan, as set forth in Article XVIII below.

8.6 An Optionee may discontinue his participation in an Offering as provided in Article XV below, but no other change can be made by the Optionee during the term of an Option.

Article IX

Conditions to Options

All Options granted in an Offering under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board shall approve; provided, however, that all Optionees shall have the same rights and privileges (except in connection with the number of shares of the Common Stock which may be purchased by an Optionee on the basis of his annual base compensation).

Article X

Granting of Options

10.1 As of each Grant Date, the Optionees shall be granted Options for as many full shares of the Common Stock as they shall be able to purchase with the amount of payroll deductions previously authorized by them and credited to their respective separate accounts during the term of the Option; provided, however, that the maximum number of full shares of Common Stock which may be purchased by an Optionee under the Option granted on any Grant Date shall not exceed the amount which could be purchased by the amount of payroll deductions authorized by such Optionee if his base compensation during the period of the Option were equal to 150% of the amount of his base compensation on such Grant Date. The Committee may set a different uniform percentage of base compensation for any Offering by written notice included in the notice specified in Section 6.1, but may not thereafter alter such percentage for such Offering.

10.2 Anything to the contrary notwithstanding, no Optionee shall be granted an Option which would permit his right to purchase shares of the Common Stock or any other class of stock under the Plan or any other employee stock purchase plan (as defined in Section 423(b) of the Code) maintained by the Company or by a Related Company to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined on the Grant Date) for each calendar year in which such Option is outstanding. For purposes of this Section 10.2, (a) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined on the Grant Date) for any one calendar year, and (c) a right to purchase Common Stock which has accrued under an Option granted pursuant to the Plan may not be carried over to any other Option.

Article XI

Term of Options

The term of each Option shall expire on the last business day of the eleventh calendar month commencing after the calendar month which includes the Grant Date.

Article XII

Option Price

The Option Price shall be equal to the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value (as that term is defined below) of the Common Stock at the time such Option is granted; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock at the time of the exercise of the Option.

For purposes of this Article XII, the term “Fair Market Value” of the Common Stock shall be defined as an amount equal to either (a) the mean of the closing bid and asked quotations in the over-the-counter market on such date (rounded up to the nearest cent), as reported by the National Association of Securities Dealers Automated Quotation System, or (b) in the event the Common Stock is listed on any exchange, the last sale price on such exchange on such date or, if there are no sales on such date, the mean of the bid and asked prices (founded up to the nearest cent) for the Common Stock on such exchange at the close of business on such date.

Article XIII

Exercise of Options

Unless an Optionee gives written notice of termination to the Company as provided in Article XV below, Options shall be exercised automatically for him on the Exercise Date for the purchase of the number of full shares of the Common Stock which the balance of the payroll deductions credited to such Optionee’s separate account during the term of the Option shall purchase at the Option Price.

Article XIV

Delivery of Certificates

The Company shall deliver to an Optionee certificates representing the shares of the Common Stock purchased by him upon the exercise of an Option as soon as practical after the end of an Offering. At the expiration of the term of an Option the Company shall make a cash payment equal to the balance of any payroll deductions previously credited to such Optionee’s separate account during the term of the Option which have not been used for the purchase of shares of the Common Stock.

Article XV

Termination of Options

An Optionee may terminate an Option by giving written notice of termination to the Committee prior to the Exercise Date, in such manner as the Committee may require. Such written notice shall terminate the Optionee’s participation in an Offering and his payroll deductions shall terminate effective as of the end of the next pay period in the fiscal quarter of the Company in which the written notice of termination is received by the Committee. After the termination of an Option the Company shall make a cash payment equal to the balance of any amount held in the Optionee’s separate account. An Optionee’s termination of employment with the Company or a Related Company for any reason (including death or disability) while an Offering is outstanding shall be deemed the equivalent of the written notice of termination described above and shall be effective as of the date of the Optionee’s termination of employment.

Article XVI

Rights as Stockholder

16.1 An Optionee shall not have any interest in shares of the Common Stock subject to an Option until such Option is exercised by him.

16.2 An Optionee who has exercised an Option shall not be entitled to any of the rights or privileges of a stockholder of the Company, including but not limited to the right to vote the shares and the right to receive any dividends which may be declared by the Company with respect to the shares, until such time as stock certificates representing the shares are issued to him.

16.3 Certificates for shares of the Common Stock shall be issued to an Optionee as soon as practical after the end of the Offering and, when issued, shall be registered in the name of the Optionee or, if the Optionee so directs in his payroll deduction form, in the names of the Optionee and such other person as may be designated by the Optionee, as joint tenants with right of survivorship, to the extent permitted by applicable law.

Article XVII

Non-Transferability of Options

An Optionee’s rights with regard to the exercise of an Option are exercisable only by him during his lifetime and such rights may not be assigned, transferred, pledged or otherwise disposed of in any way by the Optionee other than by his last will and testament or by the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition by the Optionee shall be without effect, except that the Company may treat such act as an election to terminate an Option in accordance with Article XV above.

Article XVIII

Accounts of Optionees

Payroll deductions received or held by the Company under this Plan shall not be used by the Company for any corporate purpose and the Company shall segregate such payroll deductions in separate accounts. On the Exercise Date, payroll deductions shall be withdrawn in accordance with Article XIII above. No interest shall be paid to an Optionee in connection with any payroll deductions held in such separate accounts by the Company.

Article XIX

Anti-Dilution

In the event that the number of outstanding shares of the Common Stock shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock dividends, the number of shares of the Common Stock subject to the Plan not yet granted as Options, the number of shares of the Common Stock then subject to Options granted under an Offering and the Option Price payable upon the exercise of an Option by an Optionee shall be appropriately adjusted, as determined by the Board, so as to give proper effect to such changes. Anything to the contrary notwithstanding, no adjustment shall be made hereunder which would result in a modification of the Options in a manner which would disqualify the Plan as an “employee stock purchase plan” under the provisions of Section 423(b) of the Code or which would cause the Options to be considered new options under Section 425(b) of the Code.

Article XX

Amendment

20.1 The Company shall have the right at any time to amend the Plan by action of its Board without obtaining the approval of the stockholders of the Company. Any amendment to the Plan shall be set forth in writing.

20.2 Anything to the contrary notwithstanding, the Company shall not amend the Plan without obtaining the approval of the stockholders of the Company if such amendment:

(a) increases the number of shares of the Common Stock that are reserved for issuance under the Plan;

(b) alters the classification of Employees eligible to be Participants;

(c) increases the Option Price;

(d) impairs the rights of any Optionee without his consent; or

(e) would cause the Plan to fail to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code.

Article XXI

Termination

21.1 The Company shall have the right at any time to terminate the Plan by action of its Board without obtaining the approval of the stockholders of the Company.

21.2 Upon the termination of the Plan, shares of the Common Stock purchased by Optionees shall be issued to them as if it were the end of an Offering. Any termination of the Plan shall be effected so that the then existing rights of all Optionees shall not be adversely affected.

Article XXII

Application of Funds

Any proceeds received by the Company from the sale of shares of Common Stock may be used for any corporate purpose.

Article XXIII

Notice

Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Stock Option Committee.

Article XXIV

Effective Date

The Plan is effective April 13, 1999. The Plan shall be submitted to the stockholders for approval not later than April 12, 2000. If the Plan has not been approved, it shall terminate on such date in accordance with Article XXI, and all Options outstanding on such date shall be exercised as provided in Section 21.2.

Adopted by the Board of Directors on April 13, 1999

Approved by the Stockholders on October 12, 1999

AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES 1999 STOCK PURCHASE PLAN

Section 3.1 of the 1999 Stock Purchase Plan is hereby amended to increase the number of shares by 100,000 shares.

Adopted by the Board of Directors on April 11, 2001

Approved by the Stockholders on October 16, 2001

AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES 1999 STOCK PURCHASE PLAN

Section 3.1 of the 1999 Stock Purchase Plan is hereby amended to increase the number of shares by 100,000 shares.

Adopted by the Board of Directors on July 15, 2003

Approved by the Stockholders on October 15, 2003

AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES 1999 STOCK PURCHASE PLAN

Section 3.1 of the 1999 Stock Purchase Plan is hereby amended to increase the number of shares by 200,000 shares.

Adopted by the Board of Directors on July 13, 2004

Approved by the Stockholders on October 12, 2004

Appendix E

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 1999 STOCK PURCHASE PLAN

Whereas, Richardson Electronics, Ltd. (the “Company”) Board of Directors established the Richardson Electronics, Ltd. 1999 Stock Purchase Plan (the “Plan”) on April 13, 1999 and approved by the Stockholders on October 12, 1999; and

Whereas, it is now desires to eliminate the look back feature for the purpose of Option Pricing;

Now, Therefore, the Richardson Electronics, Ltd. Stock Purchase Plan is hereby amended as follows:

Section XII of the Plan is hereby amended in its entirety to read as follows:

“Section XII The Option Price shall be an amount equal to eight-five (85%) of the Fair Market Value of the Common Stock at the time of the exercise of the Option.

For purposes of this Article XII, the term “Fair Market Value” of the Common Stock shall be defined as an amount equal to either (a) the mean of the closing bid and asked quotations in the over-the-counter market on such date (rounded up to the nearest cent), as reported by the National Association of Securities Dealers Automated Quotation System, or (b) in the event the Common Stock is listed on any exchange, the last sale price on such exchange on such date or, if there are no sales on such date, the mean of the bid and asked prices (founded up to the nearest cent) for the Common Stock on such exchange at the close of business on such date.”

This Amendment to the Plan is effective April 13, 2007. The Amendment to the Plan shall be submitted to the stockholders for approval not later than October 9, 2007. If the Amendment to the Plan has not been approved, it shall terminate on such date in accordance with Article XXI of the Plan.

E-1

Appendix F

EDWARD J. RICHARDSON INCENTIVE COMPENSATION PLAN

1. Name:

This plan shall be known as the “Richardson Electronics, Ltd. Edward J. Richardson Incentive Compensation Plan” (the “Plan”).

2. Purpose and Intent:

The Corporation established this Plan effective June 3, 2007 for the purpose of providing Edward J. Richardson with annual incentive compensation based on the annual performance of the Corporation measured by objective corporate financial performance measures. The intent of the Plan is to provide “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

3. Definitions:

For purposes of the Plan, the following terms shall have the following meanings:

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the valid Treasury regulations thereunder.

“Committee” means all of the members of the Compensation Committee of the Board of Directors of the Corporation who are Outside Directors.

“Corporation” means Richardson Electronics, Ltd., a Delaware corporation, and any successor thereto.

“Net Income” means, with respect to a Plan Year, “net income after tax” of the Corporation for such Plan Year determined in accordance with generally accepted accounting principles that would be reported in the Corporation’s Annual Report to Shareholders for such Plan Year assuming payment of all awards under the Plan for such Plan Year without reduction by the Committee.

“Outside Director” means an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

“Plan Year” means the fiscal year of the Corporation beginning on the first day of a fiscal year of the Corporation, currently the first day subsequent to the Saturday in the calendar year nearest May 31, and ending on the last day of such fiscal year of the Corporation, currently the Saturday in the following calendar year nearest May 31 of such year.

4. Administration:

The Committee shall be responsible for administering the Plan. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

F-1

5. Operation:

(a)	Subject to the Committee’s discretion to reduce awards under the Plan, each Plan Year Edward J. Richardson shall be entitled to an award under the Plan equal to two percent (2%) of the Corporation’s Net Income for such Plan Year.

(b)	Notwithstanding the provisions of paragraph 5(a) to the contrary, the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) any award to Edward J. Richardson payable under the Plan for a Plan Year.

(c)	In accordance with Section 162(m)(4)(C)(iii) of the Code, prior to any payment of cash under the Plan for a Plan Year, the Committee shall certify in writing the amount of Net Income for such Plan Year.

(d)	If the employment of Edward J. Richardson is terminated for any reason during the Plan Year, he shall receive a prorated award under the Plan for such Plan Year.

(e)	Notwithstanding any provision of the Plan to the contrary, a reduction in the amount otherwise payable to Edward J. Richardson for a Plan Year as provided in paragraph 5(b) shall not result in a recalculation of Net Income for such Plan Year.

6. Amendment, Modification and Termination of the Plan:

The Board of Directors of the Corporation may amend, modify or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to Edward J. Richardson under the Plan as of the date of such amendment, modification or termination.

7. Applicable Law:

The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware.

8. Miscellaneous:

Edward J. Richardson’s rights and interests under the Plan may not be assigned or transferred by him. To the extent Edward J. Richardson acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and Edward J. Richardson. The provisions of this Plan shall not give Edward J. Richardson any right to be retained in the employment of the Corporation. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which Edward J. Richardson may be or become eligible to participate by reason of employment with the Corporation. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference and shall not be deemed material or relevant to the construction or interpretation of the Plan.

9. Effective Date:

This Plan shall be deemed effective as of June 3, 2007, subject to approval of the Corporation’s stockholders at the 2007 Annual Meeting of Stockholders, in accordance with Section 162(m) of the Code. No amount shall be paid to Edward J. Richardson under this Plan unless such stockholder approval has been obtained.

IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Corporation as of the day and year first above written.

RICHARDSON ELECTRONICS, LTD.

By:

F-2

Appendix G

Charter of Audit Committee

PURPOSE

To assist the board of directors in fulfilling its over-sight responsibilities for (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors. The audit committee will also prepare the report that SEC rules require be included in the company’s annual proxy statement.

AUTHORITY

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of the public accounting firm employed by the organization to conduct the annual audit. This firm will report directly to the audit committee.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and permitted non-audit services performed by the company’s external audit firm.

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees – all of whom are directed to cooperate with the committee’s requests – or external parties.

•	Meet with company officers, external auditors, or outside counsel, as necessary.

•

The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

COMPOSITION

The audit committee will consist of at least three and no more than six members of the board of directors. The board nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member shall be designated as the “financial expert,” as defined by applicable legislation and regulation. No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video -conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information as necessary. It will meet separately, periodically, with management, with internal auditors and with external auditors. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The committee will carry out the following responsibilities:

Financial Statements

•

Review significant accounting and reporting issues and understand their impact on the financial statements. These include: Complex or unusual transactions and highly judgmental areas. Major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles. The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

•

Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•

Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•

Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•

Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•

Discuss earnings press releases (particularly use of “proforma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of presentations to be made). The audit committee does not need to discuss each release in advance.

Internal Control

•	Consider the effectiveness of the company’s internal control system, including information technology security and control.

•

Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

•	Review with management and the chief audit executive the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

•	Review the effectiveness of the internal audit function, including compliance with the IIA’s Standards for the Professional Practice of Internal Auditing.

•	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

In performing this review, the committee will:

•

At least annually, obtain and review a report by the independent auditor describing the firm’s internal control procedures; any material issues raised by the most recent internal control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company.

•	Take into account the opinions of management and internal audit.

•	Review and evaluate the lead partner of the independent auditor.

•	Present its conclusions with respect to the external auditor to the Board.

•	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•

Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls, or auditing matters and other matters; and (ii) The confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting, auditing matters and other matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the Code of Conduct to Company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and Company legal counsel regarding compliance matters and pending litigation.

Reporting Responsibilities

•

Regularly report to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•

Report annually to the stockholders, describing the committee composition, responsibilities and how they are discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the Company issues that relate to committee responsibilities.

Other Responsibilities

•	Discuss with management the Company’s major policies with respect to risk assessment and risk management.

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

•	Evaluate the committee’s and individual members’ performance at least annually.

Chief Executive Officer	Date

Samuel Rubinovitz	Date

John R. Peterson	Date

Harold L. Purkey	Date

RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. Richardson and Kyle C. Badger as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on August 14, 2007, at the Annual Meeting of Stockholders to be held on October 9, 2007 or any adjournment thereof.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote all nominees listed below

Edward J. Richardson, Arnold R. Allen, Jacques Bouyer, Scott Hodes,

Ad Ketelaars, John R. Peterson, Harold L. Purkey and Samuel Rubinovitz.

INSTRUCTION: To withhold authority to vote for any individual nominees write that nominee’s name in the space provided below.

____________________________________________________________________________

2.	PROPOSAL TO APPROVE an amendment to the Richardson Electronics, Ltd. Employees 2001 Incentive Compensation Plan to increase the number of shares subject to the Plan by 900,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO APPROVE an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 200,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL TO APPROVE an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan to allow Employees to purchase the shares at 85% of fair market value as of the last day of the fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	PROPOSAL TO APPROVE the Edward J. Richardson Incentive Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	PROPOSAL TO APPROVE the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued on other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 thru 6.

Please sign exactly as name appears below. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED _____________________________, 2007

Signature

Signature if held jointly

RICHARDSON ELECTRONICS, LTD.	VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF

THE TRUSTEE OF THIS ESOP.

The undersigned hereby directs GreatBanc Trust Company, as Trustee of the Richardson Electronics, Ltd. Employees Stock Ownership Plan to vote, as designated below, all the shares of Common Stock of Richardson Electronics, Ltd. allocated to the account of the undersigned in the Richardson Electronics, Ltd. Employees Stock Ownership Plan on August 14, 2007 at the Annual Meeting of Stockholders to be held on October 9, 2007 or any adjournment thereof.

1. ELECTION OF DIRECTORS	☐ FOR ALL nominees listed below	☐ WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for all nominees listed below

Edward J. Richardson, Arnold R. Allen, Jacques Bouyer, Scott Hodes, Ad Ketelaars,

John R. Peterson, Harold L. Purkey and Samuel Rubinovitz

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below:

____________________________________________________________________________

2.	PROPOSAL TO APPROVE an amendment to the Richardson Electronics, Ltd. Employees 2001 Incentive Compensation Plan to increase the number of shares subject to the Plan by 900,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO APPROVE an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 200,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL TO APPROVE an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan to allow Employees to purchase the shares at 85% of fair market value as of the last day of the fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	PROPOSAL TO APPROVE the Edward J. Richardson Incentive Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	PROPOSAL TO APPROVE the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This voting instruction form when properly executed will be voted in the manner directed herein by the Trustee, subject to the Trustee’s obligations under ERISA. If no direction is made, this voting instruction form will be voted for Proposals 1 thru 6.

Please sign exactly as name appears above.

DATED: 2007
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION FORM PROMPTLY